DocuSign Envelope ID: 0CC121EB-2068-498C-94A6-E60A2BF8912E

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☒ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE **DARK** INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Applied Digital Corporation Entity or Nevada Business Identification Number (NVID): C13283-2001
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series E Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☒ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See Exhibit A attached hereto for Certificate of Amendment to Certificate of Designations for Series E Preferred Stock
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	DocuSigned by: David Rench Signature of Officer Date: 6/7/2023

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 12/15/2022

EXHIBIT A TO CERTIFICATE, AMENDMENT OR WITHDRAWAL OF DESIGNATION OF SERIES E REDEEMABLE PREFERRED STOCK OF APPLIED DIGITAL CORPORATION IT IS HEREBY CERTIFIED THAT: 1. The Certificate of Designations of Series E Redeemable Preferred Stock of Applied Digital Corporation (the “Corporation”) is hereby amended by striking out Section 1.1(d)(i)(A) thereof and by substituting in its place the following new Section: “(A) The holders of shares of Series E Preferred Stock shall be entitled to receive, and the Corporation shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value. Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash. Dividends payable on the Series E Preferred Stock for any Dividend Period (as defined below) (including any Dividend Period during which any shares of Series E Preferred Stock shall be redeemed) shall be computed on the basis of twelve 30-day months and a 360- day year. The holders of shares of Series E Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on shares of Series E Preferred Stock. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash.” 2. That said amendment was duly adopted in accordance with the provisions of Section 78.380 of the Nevada Revised Statutes by the unanimous consent of the members of the Board of Directors of the Corporation. IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested to this 7th day of June, 2023. ____________________________ David Rench Chief Financial Officer DocuSign Envelope ID: 0CC121EB-2068-498C-94A6-E60A2BF8912E

  Business Entity - Filing Acknowledgement 02/14/2023 Work Order Item Number: W2023021401529-2703770 Filing Number: 20232955038 Filing Type: Certificate of Designation Filing Date/Time: 2/14/2023 12:12:00 PM Filing Page(s): 9 Indexed Entity Information: Entity ID:  C13283-2001 Entity Name:  Applied Digital Corporation Entity Status:  Active Expiration Date:  None Commercial Registered Agent CAPITOL CORPORATE SERVICES, INC. 202 SOUTH MINNESOTA STREET, Carson City, NV 89703, USA   FRANCISCO V. AGUILAR Secretary of State     GABRIEL DI CHIARA Chief Deputy   STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888             The attached document(s) were filed with the Nevada Secretary of  State, Commercial  Recording Division. The filing date and time  have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to  reference this document in the future.                       Respectfully,  FRANCISCO V. AGUILAR            Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number C13283-2001 Filing Number 20232955038 Filed On 2/14/2023 12:12:00 PM Number of Pages 9

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EX-3.1 2 a04-12x2022appliedamende.htm EX-3.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/12/2022

Work Order Item Number:	W2022041200473-2050767
Filing Number:	20222245441
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	4/12/2022 9:06:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C13283-2001 Entity Name: Applied Blockchain, Inc.

Entity Status: Active Expiration Date: None

Commercial Registered Agent
CAPITOL CORPORATE SERVICES, INC.
202 SOUTH MINNESOTA STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

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12/27/22, 11:40 AM a04-12x2022appliedamende https://www.sec.gov/Archives/edgar/data/1144879/000162828022023816/a04-12x2022appliedamende.htm Filed in the Office of Secretary of State State Of Nevada Business Number C13283-2001 Filing Number 20222245441 Filed On 4/12/2022 9:06:00 AM Number of Pages 1 2

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BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

01/05/2022 12:23:57 PM

Work Order Number:	W2022010501262 - 1823582
Reference Number:	20222004999
Through Date:	01/05/2022 12:23:57 PM
Corporate Name:	Applied Blockchain, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211673333	Certificate of Correction - 07/28/2021	2
20211638120	Amendment After Issuance of Stock - 07/28/2021	1
20211638141	Certificate of Designation - 07/28/2021	19
20211631740	Certificate of Correction - 07/23/2021	1
20211631749	Amendment After Issuance of Stock - 07/23/2021	1
20211631763	Certificate of Designation - 07/23/2021	19
20211566343	Certificate of Acceptance by Registered Agent - 06/29/2021	1
20211502899	Annual List - 06/02/2021	2
20211456018	Certificate of Correction - 05/13/2021	2
20211387751	Amended and Restated Articles - 04/15/2021	71
20211386244	Certificate of Correction - 04/15/2021	2

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12/27/22, 11:40 AM a04-12x2022appliedamende https://www.sec.gov/Archives/edgar/data/1144879/000162828022023816/a04-12x2022appliedamende.htm Certified By: Electronically Certified Certificate Number: B202201052285184 You may verify this certificate online at http://www.nvsos.gov Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 4

12/27/22, 11:40 AM a04-12x2022appliedamende https://www.sec.gov/Archives/edgar/data/1144879/000162828022023816/a04-12x2022appliedamende.htm Filed in the Office of Secretary of State State Of Nevada Business Number C13283-2001 Filing Number 20211673333 Filed On 7/28/2021 10:57:00 AM Number of Pages 2 5

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DocuSign Envelope ID: 5AB836FE-6BF5-4751-95E3-3DFB88B932FC

Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20211638120
Secretary of State State Of Nevada	Filed On 7/28/2021 9:49:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

APPLIED BLOCKCHAIN, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

THIRD. The total number of shares of capital stock which this corporation shall have authority to issue is one billion, five million (1,005,000,000) with a par value of $0.001 per share amounting to $1,005,000.00. One billion (1,000,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of Article FOURTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.1%

4. Effective date and time of filing: (optional) Date: July 28, 2021 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X DocuSigned by: Wes Cummins

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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DocuSign Envelope ID: F89C73E1-5BF5-4B9E-9B2D-B48A702532AA

Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20211638141
Secretary of State State Of Nevada	Filed On 7/28/2021 9:49:00 AM
	Number of Pages 19

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Applied Blockchain, Inc. Entity or Nevada Business Identification Number (NVID): C13283-2001
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series D Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See Exhibit A attached hereto for Certificate of Designations for Series D Preferred Stock.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	DocuSigned by: X Wes Cummins Signature of Officer Date: 7/28/2021

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

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CERTIFICATE OF DESIGNATIONS
OF THE POWERS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RESTRICTIONS

OF SERIES D PREFERRED STOCK

OF APPLIED BLOCKCHAIN, INC.

Applied Blockchain, Inc. (the "Corporation"), pursuant to the provisions of Sections 78.195 and 78.1955 of the General Corporation Law of the State of Nevada, does hereby make this Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions, does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the provisions of Article FOURTH of the Second Amended and Restated Articles of Incorporation of the Corporation (the "***Articles***"), the Board of Directors of the Corporation duly adopted resolutions authorizing the issuance of 1,380,000 shares of preferred stock, par value $0.001 per share, and fixing the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock to be designated "Series D Convertible Redeemable Preferred Stock," as further described below (the "***Series D Designation***"). The Series D Designation shall be in full force and effect as of the date hereof.

Section 1.1 Designation. As of the effective date of this Certificate, there is hereby created out of the authorized preferred stock of the Corporation a series of preferred stock designated as "Series D Convertible Redeemable Preferred Stock" (the "***Series D Preferred Stock***"), par value $0.001 per share. The Series D Preferred Stock shall, with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation, rank *pari passu* with the Series C Convertible Redeemable Preferred Stock (the "***Series C Preferred Stock***", and together with the Series D Preferred Stock, the "***Preferred Stock***"). The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Series D Preferred Stock.

(a) Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i) Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to the stockholders of the Corporation, an amount per share equal to the Stated Value (as defined below) for such share of Series D Preferred Stock, plus an amount per share equal to the Stated Value of any shares of Series D Preferred Stock that are issuable as the result of accrued, but unpaid, PIK Dividends (as defined below). If upon any such liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they are entitled under this Section 1.1(a)(i) and the holders of Series C Preferred Stock the full amount to which they are entitled under the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other

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Restrictions of Series C Preferred Stock, the holders of shares of Series D Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series D Preferred Stock and Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "***Stated Value***" shall mean Twenty-Five United States Dollars and No Cents ($25.00) per share, subject to an equitable adjustment for stock splits, stock combinations, recapitalizations and similar transactions.

(ii) Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock and Series C Preferred Stock as provided in Section 1.1(a)(i), the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

(iii) Deemed Liquidation Events.

(A) Definition. Each of the following events shall be considered a "***Deemed Liquidation Event***" unless the holders of at least a majority of the outstanding shares of Series D Preferred Stock (voting as a single class on an as-if converted to Common Stock basis) (the "***Requisite Holders***") elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(1) a merger or consolidation in which (I) the Corporation is a constituent party or (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (x) the surviving or resulting party or (y) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; ***provided*** that, for the purpose of this Section 1.1(a)(iii)(A), all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or

(2) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise)

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of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly owned subsidiaries of the Corporation.

Notwithstanding the foregoing, a Significant Transaction Event (as defined below) shall not be considered a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event. A "***Significant Transaction Event***" means (i) a merger or other business combination designed to increase the number of stockholders of the Corporation in order to facilitate a listing on a Trading Market (as such term is defined in that certain Registration Rights Agreement, dated as of July 28, 2021, by and between the Corporation and B. Riley Securities, Inc., as the placement agent ("***B. Riley***"), for the benefit of B. Riley and the holders of Series D Preferred Stock (the "***Registration Rights Agreement***"), (ii) a business combination with a special purpose acquisition company that results in the Corporation's securities being listed for trading on a Trading Market, or (iii) a business combination with a company that is listed on a Trading Market that results in the Corporation's securities being listed for trading on a Trading Market.

(B) Public Offering or Listing Facilitation Transaction. Under no circumstances shall a public offering of the Corporation's securities, including a public offering that results in a change of control of the Corporation, designed to increase the number of stockholders of the Corporation in order to facilitate a listing on a Trading Market (as such term is defined in the Registration Rights Agreement) be considered a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(C) Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Section 1.1(a)(iii)(A)(1)(I), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the definitive agreement for such transaction shall provide that the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration otherwise payable to each stockholder (such that each stockholder has placed in escrow the same percentage of the total consideration payable to such stockholder as every other stockholder).

(D) Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Section 1.1(a)(iii) shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

(b) Voting. Holders of shares of Series D Preferred Stock shall vote together with holder of Series C Preferred Stock and holders of Common Stock on an as-if converted to Common Stock basis on any matters coming before the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

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(i) materially change the principal business of the Corporation unless in connection with a Significant Transaction Event; or

(ii) except in connection with a Significant Transaction Event, sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of the Corporation or permit any direct or indirect subsidiary to do so; provided, however, that no consent or vote of the Requisite Holders shall be required in connection with sales of mining equipment in the ordinary course of the Corporation's business and in a manner consistent with the principal business of the Corporation.

(c) Dividends.

(i) Dividends Generally. The holders of shares of Series D Preferred Stock shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series D Preferred Stock equal (on an as-if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. Except as set forth in this Section 1.1(c)(i) and for PIK Dividends (as defined below), no other dividends shall be paid on shares of Series D Preferred Stock.

(ii) PIK Dividends. The Corporation shall be required to pay a dividend in fully paid and non-assessable shares of Series D Preferred Stock (each a "***PIK Dividend***" and, collectively, the "***PIK Dividends***") equal to the percentage of Stated Value set forth below upon the occurrence of each of the following events:

(A) Failure to File. If the Corporation has not filed or confidentially submitted a registration statement (the "***Registration Statement***") to register the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (the "***Registrable Securities***") on or before August 15, 2021, the Corporation shall accrue daily a PIK Dividend equal to ten percent (10%) per annum of Stated Value;

(B) Failure to be Declared Effective and to List. If the Registration Statement has not been declared effective by the U.S. Securities and Exchange Commission (the "***SEC***") on or before December 15, 2021 and/or the Registrable Securities are not listed on a Trading Market on or before December 15, 2021, the Corporation shall accrue daily a PIK Dividend of twelve percent (12%) per annum of Stated Value, or fifteen percent (15%) per annum of Stated Value for each day such failure continues after October 15, 2022. Such PIK Dividend shall be instead of, and not in addition to, any PIK Dividend also accruing under Section 1.1(c)(ii)(A); and

(C) Mandatory Redemption Failure. If the Corporation fails to complete a Mandatory Redemption (as defined below) when required to do so, it shall continue to pay a PIK Dividend in accordance with Section 1.1(c)(ii)(B).

The PIK Dividends shall be paid by delivering to each record holder of Series D Preferred Stock a number of shares of Series D Preferred Stock determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to Series D Preferred Stock owned by such record holder (rounded to the nearest whole cent) by (y) the Stated Value.

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Notwithstanding the foregoing, PIK Dividends shall cease cumulating and accruing upon the earliest to occur of (1) the date of the satisfaction of the conditions set forth in Section 1.1(c)(ii)(A), Section 1.1(c)(ii)(B) and Section 1.1(c)(ii)(C) that gave rise to such PIK Dividend (any such date, a "***PIK Dividend Satisfaction Date***"), and (2) any Conversion Date (as defined below) or Optional Conversion Date (as defined below). Upon a simultaneous or consecutive occurrence of two or more events that trigger the accrual of PIK Dividends on one or more days, PIK Dividends shall accrue on each issued and outstanding share of Series D Preferred Stock as if only one triggering event had occurred, such that the accrual of PIK Dividends in accordance with this Section 1.1(c)(ii) shall not be doubled, tripled or otherwise multiplied due to the existence of multiple events causing the accrual of PIK Dividends.

Notwithstanding the foregoing, (I) if on or prior to October 15, 2021, the Corporation enters into a binding definitive agreement or binding instrument relating to a Significant Transaction Event (a "***Definitive Instrument***"), then the Corporation shall have no obligation to pay any PIK Dividends accrued or payable through such date, and (II) if the Corporation has entered into a Definitive Instrument on or prior to October 15, 2021 and has consummated the Significant Transaction Event on or prior to February 15, 2022, then the Corporation shall have no obligation to pay any PIK Dividends accrued or payable through such date.

(d) Automatic Conversion.

(i) Trigger Event. On the Conversion Date (as defined below), each share of Series D Preferred Stock shall be automatically converted (without the payment of additional consideration by the holder thereof), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on the Conversion Date. The "***Conversion Price***" shall be a price per share equal to the least of: (w) $0.44 per share, (x) 75% of the price per share to be sold in the Corporation's Qualified Offering, (y) 75% of the opening public price per share in a direct listing of the Corporation's Common Stock on a Trading Market (a "***Direct Listing***") or (z) 75% of the per share amount to be paid for each share of the Corporation's Common Stock in a sale of all or substantially all of the stock or assets of the Company (a "***Merger***"), in each case subject to adjustment as provided herein. For purposes hereof, "***Conversion Date***" means (A) the date that the Registration Statement is declared effective by the SEC, (B) the date on which the Corporation consummates a Direct Listing or Qualified Offering or (C) the date on which a Merger is consummated. For purposes hereof, "***Qualified Offering***" means the first underwritten public offering of Common Stock by the Corporation to occur after the initial issuance of Series D Preferred Stock (the "***Original Issue Date***").

(ii) Mechanics of Conversion. All holders of record of Series D Preferred Stock shall be sent written notice of the Conversion Date and the place designated for conversion of all such shares of Series D Preferred Stock pursuant to this Section 1.1(d). Such notice need not be sent in advance of the occurrence of the Conversion Date. Upon receipt of such notice, each holder of Series D Preferred Stock shall, if such holder's shares are certificated, surrender his, her or its certificate or certificates for all such shares (or, if such holder of Series D Preferred Stock alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and its transfer agent to indemnify the Corporation and/or its transfer agent against any claim that may be made against the Corporation and/or its transfer agent

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on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation or its transfer agent, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the registered holder of shares of Series D Preferred Stock or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D Preferred Stock converted pursuant to this Section 1.1(d) will terminate at the Conversion Date (notwithstanding the failure of the holder or holders of Series D Preferred Stock to surrender any certificates at or prior to such time), except only for the rights of the holders of Series D Preferred Stock, upon surrender, if applicable, of their certificate or certificates (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 1.1(d)(ii). As soon as practicable after the Conversion Date and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder of Series D Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and, may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of its Preferred Stock accordingly.

(iii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series D Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series D Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 1.1(d)) upon the conversion of the then outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock. As to any fraction of a share which the holder of shares of Series D Preferred Stock would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share.

(v) Transfer Taxes and Expenses. The issuance of shares of Common Stock on conversion of the Series D Preferred Stock shall be made without charge to any holder of Series D Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares of Common Stock, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such shares of Common Stock upon conversion in a name other than that of the holders of the Series D Preferred Stock of such shares of Series D Preferred Stock and the Corporation shall not be required to issue or deliver such shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees required for same-day processing and all fees to the

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Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the shares of Common Stock.

(vi) Adjustments to Conversion Price for Diluting Issues.

(A) Special Definitions. For purposes of this Section 1.1(d), the following definitions shall apply:

(1) "***Additional Shares of Common Stock***" shall mean all shares of Common Stock issued (or, pursuant to Section 1.1(d)(vi)(C) below, deemed to be issued) by the Corporation after the Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options (as defined below) and Convertible Securities (as defined below) (clauses (x) and (y), collectively, "***Exempted Securities***"):

a. as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock; or

b. shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 1.1(d)(vii); or

c. shares of Common Stock, Options or other equity-linked securities or awards issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

d. shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

e. shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; or

f. shares of Common Stock, Options, Convertible Securities or other equity or equity-linked securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; or

g. shares of Common Stock, Options, Convertible Securities or other equity or equity-linked issued in connection with a Significant Transaction Event; or

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(2) "***Convertible Securities***" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) "***Option***" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (II) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of

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Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D) (either because the consideration per share (determined pursuant to Section 1.1(d)(vi)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (II) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 1.1(d)(vi)(C)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 1.1(d)(vi)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 1.1(d)(vi)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 1.1(d)(vi)(C) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(D) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the

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Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1.1(d)(vi)(C)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

$$CP_2 = CP_1 * (A + B) \div (A + C).$$

For purposes of the foregoing formula, the following definitions shall apply:

(1) "CP_2" shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(2) "CP_1" shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(3) "A" shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock, other than Exempted Securities, issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) "B" shall mean the number of shares of Common Stock, excluding Exempted Securities, that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP_1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP_1); and

(5) "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(E) Determination of Consideration. For purposes of this Section 1.1(d)(vi), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall:

a. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

b. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

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c. in the event Additional Shares of Common Stock are issued together with other shares or securities, excluding Exempted Securities, or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses a. and b. above, as determined in good faith by the Board of Directors of the Corporation.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.1(d)(vi)(C), relating to Options and Convertible Securities, shall be determined by dividing:

a. The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

b. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number), excluding Exempted Securities, issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(F) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D) then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(vii) Certain Other Adjustments.

(A) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series D Preferred Stock is outstanding: (1) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any PIK Dividends or shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series D Preferred Stock or the Series C Preferred Stock), (2) subdivides outstanding shares of Common Stock into a larger number of shares, (3) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (4) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a

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fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 1.1(d)(vii)(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(B) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 1.1(d)(vii)(A) above, if at any time the Corporation grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "***Purchase Rights***"), then the holder of shares of Series D Preferred Stock thereof will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of shares of Series D Preferred Stock could have acquired if the holder of shares of Series D Preferred Stock had held the number of shares of Common Stock acquirable upon complete conversion of such holder's Series D Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such purchase.

(C) Fundamental Transaction. If, at any time while the Series D Preferred Stock is outstanding, (1) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another person, other than a Significant Transaction Event, (2) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, other than a Significant Transaction Event, (3) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding capital stock of the Corporation, other than a Significant Transaction Event, (4) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, other than a Significant Transaction Event, or (5) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than a Significant Transaction Event (each a "***Fundamental Transaction***"), then, upon any subsequent conversion of the Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any

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additional consideration (the "***Alternate Consideration***") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of shares of Series D Preferred Stock shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series D Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file an amended and restated Articles of Incorporation or Certificate of Designation with the same terms and conditions and issue to the holders of shares of Series D Preferred Stock new preferred stock consistent with the foregoing provisions and evidencing the holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "***Successor Entity***") to assume in writing all of the obligations of the Corporation under this Certificate in accordance with the provisions of this Section 1.1(d)(vii)(C) pursuant to written agreements entered into prior to such Fundamental Transaction and shall deliver to the holder of shares of Series D Preferred Stock in exchange for the Series D Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series D Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series D Preferred Stock prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series D Preferred Stock immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate with the same effect as if such Successor Entity had been named as the Corporation herein.

(viii) Calculations. All calculations under this Section 1.1(d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 1.1(d), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(ix) Notice to the Holders. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 1.1(d), the Corporation shall promptly deliver to each holder

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of shares of Series D Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series D Preferred Stock, and shall cause to be delivered to each holder of shares of Series D Preferred Stock at its last address as it shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e) Optional Conversion.

(i) Optional Conversion Rights. At any time or times on or after the Original Issue Date, each holder of Series D Preferred Stock shall be entitled to convert any portion of the outstanding Series D Preferred Stock held by such holder and any PIK Dividends (without the payment of additional consideration by the holder thereof) into such number of fully paid and non-assessable shares of Common Stock as determined for any such holder by dividing (A) the sum of (I) the aggregate Stated Value of all outstanding shares of Series D Preferred Stock being converted by such holder, (II) the aggregate Stated Value of all shares of Series D Preferred Stock due and owing to such holder as PIK Dividends which such holder is converting, and (III) the aggregate amount of cash dividends due and owing to such holder that such holder is converting by (B) the Conversion Price in effect on the Optional Conversion Date (as defined below), as adjusted in accordance with Section 1.1(d).

(ii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock pursuant to this Section 1.1(e). As to any fraction of a share which the holder of shares of Series D Preferred Stock would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share.

(iii) Mechanics of Conversion.

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(A) To convert a share of Series D Preferred Stock and/or PIK Dividends into shares of Common Stock pursuant to this Section 1.1(e) on any date (an "***Optional Conversion Date***"), the holder of such shares of Series D Preferred Stock and/or PIK Dividends shall deliver to the Corporation (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of such conversion in the form attached hereto as Exhibit A (the "***Optional Conversion Notice***"). Within three (3) Trading Days (as defined below) of the Optional Conversion Date such holder that delivered the Optional Conversion Notice shall, if such holder's shares of Series D Preferred Stock are certificated, surrender his, her or its certificate or certificates for all such shares (or, if such holder of Series D Preferred Stock alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and its transfer agent to indemnify the Corporation and/or its transfer agent against any claim that may be made against the Corporation and/or its transfer agent on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation or its transfer agent, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the registered holder of shares of Series D Preferred Stock or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D Preferred Stock converted pursuant to this Section 1.1(e) will terminate at the Optional Conversion Date (notwithstanding the failure of the holder or holders of Series D Preferred Stock to surrender any certificates at or prior to such time), except only for the rights of the holders of Series D Preferred Stock, upon surrender, if applicable, of their certificate or certificates (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 1.1(e)(iii). As soon as practicable after the Optional Conversion Date and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder of Series D Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and, may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of its Preferred Stock accordingly.

(B) On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Optional Conversion Notice) (the "***Share Delivery Deadline***"), the Corporation shall (1) provided that its then current transfer agent is participating in The Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such converting holder shall be entitled to such holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which such holder shall be entitled. If the number of shares of Series D Preferred Stock represented by the Series D Preferred Stock Certificate(s) submitted for conversion pursuant to

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Section 1.1(e)(3)(A) is greater than the number of shares of Series D Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series D Preferred Stock Certificate(s) and at its own expense, issue and deliver to such holder (or its designee) a new Series D Preferred Stock Certificate representing the number of shares of Series D Preferred Stock not so converted. The person or entity entitled to receive the shares of Common Stock issuable upon an optional conversion of Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) "***Trading Day***" means any day on which the Common Stock is traded on the principal securities exchange securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the holder converting the relevant shares of Series D Preferred Stock pursuant to this Section 1.1(e).

(v) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to a holder a certificate for the number of shares of Common Stock to which such holder is entitled and register such shares of Common Stock on the Corporation's share register or to credit such holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such holder is entitled upon such holder's conversion pursuant to this Section 1.1(e) (a "***Conversion Failure***"), and if on or after such Share Delivery Deadline such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such holder so anticipated receiving from the Corporation, then, in addition to all other remedies available to such holder, the Corporation shall, within three (3) Trading Days after receipt of such holder's request and in such holder's discretion, either: (I) pay cash to such holder in an amount equal to such holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other individual or entity in respect, or on behalf, of such holder) (the "***Buy-In Price***"), at which point the Corporation's obligation to so issue and deliver such certificate or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder would have been entitled upon such holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such holder a certificate or certificates representing such shares of Common Stock or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion hereunder (as the case may be) and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

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(f) Redemption.

(i) Mandatory Redemption. Unless prohibited by Nevada law governing distributions to stockholders of a corporation, the Series D Preferred Stock shall be redeemed (a "***Mandatory Redemption***") by the Corporation at a price equal to the Stated Value for such share of Series D Preferred Stock, plus an amount per share equal to the Stated Value of any shares of Series D Preferred Stock that are issuable as the result of accrued, but unpaid, PIK Dividends (the "***Redemption Price***"), if the Requisite Holders provide written notice of redemption to the Corporation on or after October 15, 2022, which notice may only be so provided if on or after such date the Common Stock of the Corporation is not listed on a Trading Market (the date selected by the Corporation that is within thirty (30) days following the date that the Corporation receives such notice is referred to as the "***Redemption Date***"). If on the Redemption Date Nevada law governing distributions to stockholders of a corporation prevents the Corporation from redeeming all outstanding shares of Series D Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares of Series D Preferred Stock that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If the Corporation fails to pay the Redemption Price in full and redeem all outstanding shares of Series D Preferred Stock on the Redemption Date, then PIK Dividends shall accrue as specified in Section 1.1(c)(ii) hereof.

(ii) Redemption Notice. The Corporation shall send written notice of the Mandatory Redemption (the "***Redemption Notice***") to each holder of record of Series D Preferred Stock not less than ten (10) days prior to the Redemption Date. The Redemption Notice shall state:

(A) the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(B) the Redemption Date and the Redemption Price; and

(C) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

(iii) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed on the Redemption Date, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

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(iv) Redeemed or Otherwise Acquired Shares. Any shares of Series D Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.

(g) Waiver; Amendment. Any of the rights, powers, privileges and other terms of the Series D Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

(h) Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Section 1.1 to be given to a holder of shares of Series D Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with Section 78 of the Nevada Revised Statutes, and shall be deemed sent upon such mailing or electronic transmission.

Section 1.2 Withholding. The Corporation agrees that, provided that a holder of the Corporation's capital stock delivers to the Corporation a properly executed IRS Form W-9 certifying as to such holder's complete exemption from backup withholding (or, if such holder is a disregarded entity for U.S. federal income tax purposes, its regarded owner's complete exemption from backup withholding), under current law the Corporation (including any paying agent of the Corporation) shall not be required to, and shall not, withhold on any payments or deemed payments to any such holder. In the event that any holder of the Corporation's capital stock fails to deliver to the Corporation such properly executed IRS Form W-9, the Corporation reasonably believes that a previously delivered IRS W-9 is no longer accurate and/or valid, or there is a change in law that affects the withholding obligations of the Corporation, the Corporation and its paying agent shall be entitled to withhold taxes on all payments made to the relevant holder in the form of cash or to request that the relevant holder promptly pay the Corporation in cash any amounts required to satisfy any withholding tax obligations. In the event that the Corporation does not have sufficient cash with respect to any such holder from withholding on cash payments otherwise payable to such holder and cash paid to the Corporation by such holder to the Corporation pursuant to the immediately preceding sentence, the Corporation and its paying agent shall be entitled to withhold taxes on deemed payments, including PIK Dividends and constructive distributions, on the Series D Preferred Stock to the extent required by law, and the Corporation and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments) through a sale of a portion of the Series D Preferred Stock received as a PIK Dividend or from cash dividends or sales proceeds subsequently paid or credited on the Series D Preferred Stock.

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20211566343
Secretary of State	Filed On 06/29/2021 07:54:31 AM
State Of Nevada	Number of Pages 1

Registered Agent Acceptance/Statement of Change

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Applied Blockchain, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file) NV20011309405
2. Registered Agent Acceptance:	☑ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☑ Appoints New Agent (complete section 4) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☑ Update Registered Agent Name (complete sections 4 & 5) ☑ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)	Name: ; Telephone: Street Address: ; City: ; Nevada ; Zip Code: 0 Mailing Address (only if different from above): ; City: ; Nevada ; Zip Code:
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) Name of Registered Agent OR Title of Office or Position with Entity: CAPITOL CORPORATE SERVICES, INC. Street Address: 202 SOUTH MINNESOTA STREET; City: Carson City; Nevada; Zip Code: 89703 Mailing Address (only if different from above): ; City: ; Nevada ; Zip Code:
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	I hereby accept appointment as Registered Agent for the above named Entity. X DELANIE CASE — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 06/29/2021
8. Signature of Represented Entity: (Required)	X DAVID RENCH — Authorized Signature On Behalf of the Entity Date: 06/29/2021

This form must be accompanied by appropriate fees.

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☑ ANNUAL ☐ AMENDED (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

Applied Blockchain, Inc.
NAME OF ENTITY

NV20011309405
Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*
Please indicate the entity type (check only one):

☑ Corporation
  ☑ This corporation is publicly traded, the Central Index Key number is: 0001144879

☐ Nonprofit Corporation (see nonprofit sections below)
☐ Limited-Liability Company
☐ Limited Partnership
☐ Limited-Liability Partnership
☐ Limited-Liability Limited Partnership
☐ Business Trust
☐ Corporation Sole

Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20211502899
Secretary of State State Of Nevada	Filed On 06/02/2021 14:24:01 PM
	Number of Pages 2

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE
Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.
☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.
☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**
Does the Organization intend to solicit charitable or tax deductible contributions?
☐ No - no additional form is required
☐ Yes - the "Charitable Solicitation Registration Statement" is required.
☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
Wesley Cummins	USA		

Address	City	State	Zip/Postal Code
3811 Turtle Creek Blvd Suite 2100	Dallas	TX	75219

CORPORATION, INDICATE THE TREASURER:

Name	Country
David Rench	USA

Address	City	State	Zip/Postal Code
3811 Turtle Creek Blvd Suite 2100	Dallas	TX	75219

CORPORATION, INDICATE THE DIRECTOR:

Name	Country
Wesley Cummins	USA

Address	City	State	Zip/Postal Code
3811 Turtle Creek Blvd Suite 2100	Dallas	TX	75219

CORPORATION, INDICATE THE PRESIDENT:

Name	Country
Wesley Cummins	USA

Address	City	State	Zip/Postal Code
3811 Turtle Creek Blvd Suite 2100	Dallas	TX	75219

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Wesley Cummins

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
President	06/02/2021

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12/27/22, 11:40 AM a04-12x2022appliedamende https://www.sec.gov/Archives/edgar/data/1144879/000162828022023816/a04-12x2022appliedamende.htm Filed in the Office of Secretary of State State Of Nevada Business Number C13283-2001 Filing Number 20211456018 Filed On 5/13/2021 3:41:00 PM Number of Pages 2 29

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EXHIBIT A

The Fourteenth Article is hereby replaced and corrected to read as follows:

FOURTEENTH. Applied Blockchain, Inc., pursuant to the provisions of Sections 78.195 and 78.1955 of the General Corporation Law of the State of Nevada, does hereby make that certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series C Preferred Stock of Applied Blockchain, Inc., a copy of which has been attached hereto as Exhibit C (the "Series C Designation"). Applied Blockchain, Inc., does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the corporation by the provisions of Article FOURTH hereof, the Board of Directors duly adopted resolutions authorizing the issuance of 660,000 shares, par value $0.001 per share, and fixing the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock to be designated "Series C Convertible Redeemable Preferred Stock", as further described in and pursuant to the terms of Exhibit C hereto. The Series C Designation is incorporated herein and shall be in full force and effect as of the effective date hereof.

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Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20211386244
Secretary of State State Of Nevada	Filed On 4/15/2021 8:47:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Applied Blockchain, Inc. Entity or Nevada Business Identification Number (NVID): C13283-2001
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 03/25/2021
4. Description:	Description of inaccuracy or defect: Par value should have remained unchanged. Authorized common stock was increased without a corresponding increase to authorized capital stock.
5. Correction:	Correction of inaccuracy or defect: The Third ARTICLE is hereby replaced and corrected to increase the authorized capital stock to 505,000,000, par value $0.001, 500,000,000 are common stock and 5,000,000 are preferred stock [see attachment hereto]
6. Signature: (Required)	X David Rl (Signature) — Date: 04/15/2021

This form must be accompanied by appropriate fees.

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SUPPLEMENT TO ITEM 5
Correction of Inaccuracy or defect:

The Third Article is hereby replaced and corrected to read as follows:

> THIRD. The total number of shares of capital stock which this corporation shall have authority to issue is five hundred five million (505,000,000) with a par value of $0.001 per share amounting to $505,000.00. Five hundred million (500,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of Article FOURTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

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12/27/22, 11:40 AM a04-12x2022appliedamende https://www.sec.gov/Archives/edgar/data/1144879/000162828022023816/a04-12x2022appliedamende.htm Filed in the Office of Secretary of State State Of Nevada Business Number C13283-2001 Filing Number 20211387751 Filed On 4/15/2021 2:18:00 PM Number of Pages 71 33

12/27/22, 11:40 AM a04-12x2022appliedamende

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Articles 13 and 14 have been added; Article 14 adds new series of Preferred (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CFO Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

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SUPPLEMENT TO ITEM 5
The articles have been amended as follows:

1. The Thirteenth Article is hereby added to incorporate, restate and affirm:

   (i) That certain Amended and Restated Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock for Flight Safety Technologies, Inc. n/k/a Applied Blockchain, Inc., which was filed with the Nevada Secretary of State on September 9, 2009 (the "Series A Designation"); and

   (ii) That certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock for Flight Safety Technologies, Inc. n/k/a Applied Blockchain, Inc., which was filed with the Nevada Secretary of State on September 9, 2009 (the "Series B Designation").

   The Series A Designation and the Series B Designation shall remain in full force and effect notwithstanding the filing of the Second Amended and Restated Articles of Incorporation of Applied Blockchain, Inc.

2. The Fourteenth Article is hereby added to adopt and incorporate that certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series C Preferred Stock of Applied Blockchain, Inc. (the "Series C Designation"). The adoption of the Series C Designation constitutes an amendment to the Articles of Incorporation of Applied Blockchain, Inc.

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SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
APPLIED BLOCKCHAIN, INC.

Pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, the Articles of Incorporation of this Corporation are hereby amended and restated to read in their entirety as follows:

FIRST. The name of this corporation is Applied Blockchain, Inc.

SECOND. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Nevada.

THIRD. The total number of shares of capital stock which this corporation shall have authority to issue is five hundred five million (505,000,000) with a par value of $0.001 per share amounting to $505,000.00. Five hundred million (500,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of Article FOURTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

FOURTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to such limitations prescribed by law and the provisions of Article THIRD of these Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting such series and the distinctive designation of such series;

(2) The dividend rate on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

449505

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(3) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for the adjustment of the conversation rate, in such events as the Board of Directors shall determine;

(5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(8) Any other relative rights, preferences and limitation of such series.

Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends being paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

FIFTH. No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article FIFTH shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

SIXTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in the Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at any such time then in force may be added or

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inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

SEVENTH. Capital stock issued by this corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of this corporation, and no capital stock issued by this corporation and for which payment has been made shall ever be assessable or assessed.

EIGHTH. (a) The affairs of this corporation shall be governed by a Board of Directors of not more than fifteen (15) persons nor less than one (1) person, as determined from time to time by vote of a majority of the Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to reduce the term of any director at the time in office.

(b) The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders and until their respective successor has been elected and qualified.

(c) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of this corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors of this corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of this corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of section (c) of this article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

NINTH. The period of existence of this corporation shall be perpetual.

TENTH. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of

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this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she were not such director or officer of such other corporation or not so interested.

ELEVENTH. Subject to the provisions of any series of Preferred Stock of this corporation which may at the time be issued and outstanding and convertible into shares of Common Stock of this corporation, the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock held by stockholders of this corporation other than the "related person" (as defined later in these Articles of Incorporation), shall be required for the approval or authorization of any "business combination" (as defined later in these Articles of Incorporation) of this corporation with any related person; provided, however, that such voting requirement shall not be applicable if:

(1) The business combination was approved by the Board of Directors of this corporation either (A) prior to the acquisition by such related person of the beneficial ownership of twenty percent (20%) or requisition the outstanding shares of the Common Stock of this corporation, or (B) after such acquisition, but only during such time as such related person has sought and obtained the unanimous approval by the Board of Directors of this corporation of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

(2) The business combination is solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by a related person; provided, however, that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his or her stockholdings; or

(3) All of the following conditions are satisfied: (A) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which has the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in excess of two (2) times the highest per share price determined in clause (i), above; and

(B) After becoming a related person and prior to the consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon

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compliance with the provision of this article or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly, (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and

(C) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may determine to specify, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be a reputable national investment banking firm which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

For purposes of this article:

(1) The term "business combination" shall be defined as and mean (a) any merger or consolidation of this corporation with or into a related person; (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation, including, without limitation, any voting securities of a subsidiary, or of a subsidiary, to a related person; (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation; (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person; (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a related person; (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five (5) years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

(2) The term "related person" shall be defined as and mean and include any individual, corporation, trust, association, partnership or other person or entity which, together

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with their "affiliates" and "associates" (defined later in these Articles of Incorporation), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations pursuant to the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934) of any such individual, corporation, trust, association, partnership or other person or entity;

(3) The term "substantial part" shall be defined as and mean more than ten percent (10%) of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

(4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

(5) For the purposes of this article, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person pursuant to which this corporation is the surviving corporation; and

(6) With respect to any proposed business combination, the term "continuing director" shall be defined as and mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired twenty percent (20%) or more of the outstanding shares of Common Stock of this corporation, and the term "outside director" shall be defined as and mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee, (b) a related person or an officer, director employee. associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this corporation.

TWELFTH. All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of this corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

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THIRTEENTH. Notwithstanding the execution and filing of these Second Amended and Restated Articles of Incorporation of Applied Blockchain, Inc., the following Series A Designation and Series B Designation filed with the Nevada Secretary of State are incorporated herein and shall remain in full force and effect as of the effective date hereof:

(1) That certain Amended and Restated Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock for Flight Safety Technologies, Inc. n/k/a Applied Blockchain, Inc., which was filed with the Nevada Secretary of State on September 9, 2009, a copy of which has been attached hereto as Exhibit A (the "Series A Designation"); and

(2) That certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock for Flight Safety Technologies, Inc. n/k/a Applied Blockchain, Inc., which was filed with the Nevada Secretary of State on September 9, 2009, a copy of which has been attached hereto as Exhibit B (the "Series B Designation").

FOURTEENTH. Applied Blockchain, Inc., pursuant to the provisions of Sections 78.195 and 78.1955 of the General Corporation Law of the State of Nevada, does hereby make that certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series C Preferred Stock of Applied Blockchain, Inc., a copy of which has been attached hereto as Exhibit C (the "Series C Designation"). Applied Blockchain, Inc., does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the corporation by the provisions of Article FOURTH hereof, the Board of Directors duly adopted resolutions authorizing the issuance of, and fixing the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock to be designated "Series C Convertible Redeemable Preferred Stock", as further described in and pursuant to the terms of Exhibit C hereto. The Series C Designation is incorporated herein and shall be in full force and effect as of the effective date hereof.

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IN WITNESSS WHEREOF, the undersigned officer, for and on behalf of the Corporation has signed these Second Amended and Restated Articles of Incorporation this 15th day of April, 2021.

Wesley Cummins, CEO

[Signature Page to Second Amended and Restated Articles of Incorporation]

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EXHIBIT A
SERIES A DESIGNATION
[See attached.]

[Exhibit **A**]

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ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C13283-2001
[signature]	Filing Number 20090672030-99
Secretary of State	Filed On 09/09/2009
State Of Nevada	Number of Pages 19

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

FLIGHT SAFETY TECHNOLOGIES, INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock Par Value $0.001

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

See attached Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer Richard S. Rosenfeld
Chief Financial Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS Amend Designation - After
Revised: 3-6-09

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AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Of

SERIES A

CONVERTIBLE PREFERRED STOCK

for

FLIGHT SAFETY TECHNOLOGIES, INC.

FLIGHT SAFETY TECHNOLOGIES, INC., a Nevada corporation (the **"Corporation"**), pursuant to the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada, does hereby make this Amended and Restated Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly amends and restates the Original Certificate of Designations of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock for Flight Safety Technologies, Inc., as filed with the Secretary of State of the State of Nevada on December 17, 2008 as Document Number 2008-0816678-56, to read in its entirety as set forth herein, and adopts the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock consisting of 70,000 shares, par value $.001 per share, to be designated "Series A Convertible Preferred Stock" (the **"Series A Preferred Shares"**); and

RESOLVED, that each of the Series A Preferred Shares shall rank equally in all respects with the Series B Convertible Preferred Stock of the Company, par value $.001 per share (the **"Series B Preferred Shares,"** and together with the Series A Preferred Shares, the **"Preferred Shares"**), and that the Series A Preferred Shares shall be subject to the following terms and provisions:

1. <u>**Designation**</u>. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series A Convertible Preferred Stock", par value $.001 per share. The number of shares constituting such

LHUT39072.8 - 3/19/01

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series shall be 70,000 shares.

2. **Dividends.**

(a) Dividend Rate. For so long as any Series A Preferred Shares are outstanding, the Corporation shall pay, at its discretion either: (i) a dividend payable in cash at a per annum rate of 8% of the Original Purchase Price (as defined below) per share; or (ii) a dividend payable in additional shares of Series A Preferred Shares at a per annum rate of 10% of the Original Purchase Price per share; *provided, however*, that if the VWAP (as such term is defined below) for the common stock, par value $.001 of the Corporation (**"Common Stock"**) exceeds Fourteen Cents ($0.14) per share with respect to any fiscal quarter, no dividends shall be due with respect to such fiscal quarter. Dividends shall be calculated on the basis of a 30-day month and a 360-day year. For purposes of calculating the number of Series A Preferred Shares to be issued as a dividend under Section 2(a)(ii) hereof, the Series A Preferred Shares to be issued shall be valued at a price per share equal to the Original Purchase Price. For purposes of this Certificate, the following terms shall have the meanings indicated:

"VWAP" means the quarterly volume-weighted average sale price per share of Common Stock on the principal market for any particular fiscal quarter as reported, as such figure may be adjusted for stock splits and combinations of the Common Stock.

(b) Dividend Payment Dates. The dividend payment dates for the Series A Preferred Shares are the first days of March, June, September, and December commencing March 1, 2009; provided that if any such payment date is not a Business Day (as defined below) then such dividend shall be payable on the next Business Day. The initial dividend period for any Series A Preferred Shares shall commence on the day when such shares are issued. The term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

(c) Consent. For so long as any Series A Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock (except for dividends payable in Common Stock) or any shares of any other capital stock other than on Series B Preferred Shares in accordance with the provisions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock of the Company, as in effect from time to time (the **"Series B Certificate of Designations"**), or repurchase any shares of Common Stock (other than the repurchase of shares of Common Stock issued pursuant to employment or consulting agreements with the Corporation, which are repurchased upon termination of employment or services for consideration no greater than the original issue price) or capital stock, without having received written consent of a majority of the votes attributable to the outstanding Preferred Shares (the **"Required Holders"**), voting separately from the holders of Common Stock.

3. **Liquidation Events.**

(a) Liquidation Preference. Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (ii) unless otherwise agreed by the

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Required Holders, (A) a merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the outstanding voting power of such surviving Corporation), (B) the sale or transfer of all or substantially all of the assets of the Corporation (for this purpose "substantially all" shall mean properties or assets with a fair market value equal to 60% or more of the fair market value of the Corporation's total properties or assets as of the end of the most recent fiscal quarter and "sale" shall not include a bona fide pledge of assets), (C) any issuance of shares of capital stock by the Corporation in one or more related transactions except for (x) an issuance of shares of capital stock in which the holders of capital stock of the Corporation immediately prior to such issuance of stock continue to hold at least 50% of the outstanding voting power of the Corporation after such issuance of shares of capital stock, (y) the issuance of Series B Preferred Shares on the "Original Issue Date" (as such term is defined in the Series B Certificate of Designation), or (z) the issuance of Series A Preferred Shares on the Original Issue Date (as such term is defined below), or (D) the repurchase by the Corporation of shares of capital stock of the Corporation (other than the Series B Preferred Shares in accordance with the provisions of the Series B Certificate of Designations or the Series A Preferred Shares in accordance with the terms hereof) such that the holders of capital stock of the Corporation immediately prior to such repurchase do not hold at least 50% of the outstanding voting power of the Corporation after such repurchase (each of the transactions or events described in Sections (i) and (ii) (A) - (D) of this Section 3(a) is referred to as a "**Liquidation Event**" herein), each holder of outstanding Series A Preferred Shares shall be entitled to be paid out of the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation, for example) or of the consideration payable to the Corporation (net of obligations owed by the Corporation) together with all other available assets of the Corporation (in the case of an asset sale, for example), as the case may be, whether such assets are capital, surplus or capital earnings, on the same priority as other holders of Preferred Shares, but prior and in preference to any payments being paid to holders of Common Stock of the Corporation or other shares ranking junior to the Series A Preferred Shares, an amount in cash equal to $100.00 per share (the "**Original Purchase Price**") plus any declared or accrued but unpaid dividends thereon (collectively with the Original Purchase Price per share, the "**Preferred Share Liquidation Preference**"); *provided* that if, upon any Liquidation Event, the Preferred Share Liquidation Preference as provided in this Section 3(a) is not paid in full, the holders of the Preferred Shares shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. For the avoidance of doubt, a sale of shares of capital stock of the Corporation by anyone other than the Corporation (for example a sale of shares of capital stock on the open market) shall not result in a Liquidation Event, notwithstanding a change of control of the Corporation, so long as such transaction does not otherwise fall under the provisions of (A) - (D) of this Section 3(a).

(b) Participation. After payment in the full of the Preferred Share Liquidation Preference, the holders of outstanding Preferred Shares and Common Stock shall share in any consideration payable to the stockholders of the Corporation (in the case of a stock repurchase, for example) or of the consideration payable to the Corporation (net of obligations owed by the Corporation) together with all other available assets of the Corporation (in the case of an asset sale, for example) pro rata (as if the Preferred Shares had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution). Notwithstanding the foregoing, if the amount which would be

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receivable if the Preferred Shares had been converted into Common Stock immediately prior to the Liquidation Event is greater than the amount which would be paid under the foregoing provisions of Section 3(a) and this Section 3(b), then the holders of the Preferred Shares shall be entitled to receive such greater amount.

(c) Surrender of Certificates. On the effective date of any Liquidation Event, the Corporation shall pay all consideration to which the holders of Series A Preferred Shares shall be entitled under this Section 3. Upon receipt of such payment, each holder of Series A Preferred Shares shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed, whereupon each surrendered certificate shall be canceled and retired.

(d) Notice. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Series A Preferred Shares notice to each holder at its address shown on the records of the Corporation, together with a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail the facts of such Liquidation Event, stating in reasonable detail the amount(s) per share of Series A Preferred Shares each holder of Series A Preferred Shares would receive pursuant to the provisions of Sections 3(a) and 3(b) hereof and stating in reasonable detail the facts upon which such amount was determined and describing (if applicable) in reasonable detail all material terms of such Liquidation Event, to the extent known by the Corporation, including without limitation the consideration to be delivered in connection with such Liquidation Event, the valuation of the Corporation at the time of such Liquidation Event and the identities of the parties to the Liquidation Event.

4. **Conversion.** The holders of the Series A Preferred Shares shall have optional conversion rights as follows (the "**Conversion Rights**"):

(a) Right to Convert. Each share of Series A Preferred Shares shall be convertible, in whole or in part, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Purchase Price by (ii) the Conversion Price (as defined below) in effect at the time of conversion; *provided, however*, that such conversion shall be mandatory in the event the Required Holders vote to convert all of the Preferred Shares. The "**Conversion Price**" for the Series A Preferred Shares shall initially be Seven Cents ($0.07) on the Original Issue Date (as such term is defined below). Such Conversion Price, and the rate at which shares of Series A Preferred Shares may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 4(d) below.

(b) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(i) **"Additional Shares of Common Stock"** shall mean all shares of Common Stock issued or deemed to be issued by the Corporation after the date upon

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which a share of the Series A Preferred Shares was first issued (the **"Original Issue Date"**), other than:

(A) shares of Common Stock issued or issuable by reason of a dividend or other distribution on (x) the Series B Preferred Shares pursuant to the Series B Certificate of Designations, (y) the Series A Preferred Shares pursuant to Section 2(a) above or (z) shares of Common Stock that is covered by Section 4(f) or Section 4(g) below;

(B) shares of Common Stock issued or issuable upon conversion of shares of Preferred Shares;

(C) shares of Common Stock actually issued (as opposed to deemed issued under Section 4(d)(iii)) upon exercise of any Option or Convertible Security outstanding on the Original Issue Date;

(D) shares of Common Stock issued or deemed issued upon the exercise of any warrants (the **"Credit Agreement Warrants"**) issued or issuable pursuant to the Credit Agreement, dated as of June 19, 2009 (as in effect from time to time, the **"Credit Agreement"**) by and among the Company, the subsidiaries of the Company from time to time party thereto and Cummins Family Holdings, LLC;

(E) shares of Common Stock issued or issuable to employees, directors or consultants pursuant to equity incentive plans approved by the board of directors of the Corporation and adopted by the shareholders of the Corporation; or

(F) shares of Common Stock designated as exempt from the definition of Additional Shares of Common Stock by the Required Holders.

(ii) **"Appraisal Procedure"** shall be the procedure to determine fair market value of any security or other property (in either case, the "valuation amount"). If the Required Holders and the Board of Directors are not able to agree on the valuation amount within a reasonable period of time (not to exceed 20 days), the valuation amount shall be determined by an investment banking firm, which firm shall be unaffiliated with the Corporation and shall be reasonably acceptable to the Board of Directors and the Required Holders. If the Board of Directors and the Required Holders are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within 10 days of his appointment) from a list, jointly prepared by the Required Holders and the Board of Directors, of not more than four investment banking firms in the United States, of which no more than two may be named by the Board of Directors and no more

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than two may be named by the Required Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of four. The Board of Directors and the Required Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the Required Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates. If the valuation amount is for Common Stock of the Corporation, the valuation amount shall not include a discount for minority ownership or illiquidity or a control premium.

(iii) **"As-Converted Basis"** shall mean, for the purpose of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (A) the number of shares of Common Stock actually issued and outstanding at the time of such determination, and (B) the number of shares of Common Stock that is then issuable upon the conversion of all outstanding Convertible Securities (as defined below), including without limitation, the Preferred Shares.

(iv) **"Convertible Securities"** shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(v) **"Option"** shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c) Mechanics of Conversion.

(i) In order for a holder of Preferred Shares to convert shares of Preferred Shares into shares of Common Stock, such holder shall provide, at the office of the transfer agent for the Series A Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Shares represented by the certificate or certificates held by such holder. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; *provided*, that in the case the nominee is different than such holder, the holder shall also provide such

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additional documentation as the Corporation shall reasonably request to establish that such transfer is in compliance with the Securities Act of 1933, as amended. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (**"Conversion Date"**). The Corporation shall, as soon as practicable after the Conversion Date, but in any event within 3 business days after the later of (A) the Conversion Date or (B) in the event the holder has requested that the shares be issued in the name of a nominee different than such holder, the date on which the holder provides such additional documentation as the Corporation shall reasonably request to establish that such transfer is in compliance with the Securities Act of 1933, as amended, issue and deliver at such office to such holder of Series A Preferred Shares, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. On the Conversion Date, each holder of record of shares of Series A Preferred Shares to be surrendered for conversion shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Series A Preferred Shares, notwithstanding that the certificates representing such shares of Series A Preferred Shares shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of such Preferred Shares, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(ii) At all times when any Preferred Shares are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. The Corporation promptly will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable Preferred Shares, the Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii) All shares of Series A Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Shares so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Shares accordingly.

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(iv) The Corporation shall pay any and all issue, transfer, stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Shares pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) *No Adjustment of Conversion Price.* No adjustment in the Conversion Price of the Series A Preferred Shares shall be made unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares.

(ii) *Full Ratchet; Weighted Average.*

(A) *Full Ratchet.* If the Corporation at any time or from time to time prior to the one (1) year anniversary of the Original Issue Date shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) below but excluding shares issued as stock split or combination as provided in Section 4(f) below, issued upon a dividend or distribution as provided in Section 4(g) below or deemed to be issued upon a dividend of Series B Preferred Shares as provided in the Series B Certificate of Designations or upon a dividend of Series A Preferred Shares as provided in Section 2(a) above) without consideration or for consideration per share lower than the Conversion Price in effect on the date of and immediately prior to such issue, the Conversion Price for the Series A Preferred Shares shall be lowered to equal such consideration per share. For purposes of this Section 4(d)(ii), any Additional Shares of Common Stock issued for no consideration shall be deemed to be issued for a consideration per share of $.001, subject to adjustments for Common Stock splits, dividends, and combinations.

(B) *Weighted Average.* If the Corporation at any time or from time to time on or after the one (1) year anniversary of the Original Issue Date shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) below but excluding shares issued as stock split or combination as provided in Section 4(f) below, issued upon a dividend or distribution as provided in Section 4(g) below or deemed to be issued upon a dividend of Series B Preferred Shares in the Series B Certificate of Designations or

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upon a dividend of Series A Preferred Shares as provided in Section 2(a) above) without consideration or for consideration per share lower than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event the Conversion Price for the Series A Preferred Shares shall be lowered to an amount determined by multiplying the Conversion Price in effect immediately prior to such issue by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue (on an As-Converted Basis) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for such Additional Shares of Common Stock would purchase at such Conversion Price, and (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue (on an As-Converted Basis) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued. For purposes of this Section 4(d)(ii), any Additional Shares of Common Stock issued for no consideration shall be deemed to be issued for a consideration per share of $.001, subject to adjustments for Common Stock splits, dividends, and combinations.

(iii) *Issue of Securities, Deemed Issue of Additional Shares of Common Stock.* If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (other than (i) the Credit Agreement Warrants, (ii) Series B Preferred Shares issued as dividend as provided in the Series B Certificate of Designations or (iii) Series A Preferred Shares issued as a dividend as provided in Section 2(a) above), or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon (1) upon the exercise or conversion of any Options or Convertible Securities outstanding as of Original Issue Date; (2) upon the exercise of any Options by employees, directors, or consultants pursuant to equity incentive plans approved by the board of directors of the Corporation and adopted by the shareholders of the Corporation; (3) upon the conversion of the Series B Preferred Shares; (4) upon the conversion of the Series A Preferred Shares; or (5) in connection with the issuance or exercise of the Credit Agreement Warrants;

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(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the

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adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 4(d)(iii) shall apply.

(e) *Determination of Consideration.* For purposes of this Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) *Cash and Property.* Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, or if requested by the Required Holders, by agreement of the Board of Directors and the Required Holders, and if the Board of Directors and the Required Holders do not agree on such fair market value, in accordance with the procedures set forth in the definition of Appraisal Procedure; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(ii) *Options and Convertible Securities.* The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

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(A) the total amount, if any, received by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f) *Adjustment for Stock Splits and Combinations*. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, each Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, each Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) *Adjustment for Certain Dividends and Distributions*. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, then and in each such event each Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each Conversion Price shall be adjusted pursuant to this paragraph as of the time of

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actual payment of such dividends or distributions.

(h) *Adjustment for Reclassification, Exchange, or Substitution.* If the Common Stock issuable upon the conversion of the Series A Preferred Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i) *Adjustment for Merger or Reorganization, Etc.* In case of any consolidation or merger of the Corporation with or into another company or the sale of all or substantially all of the assets of the Corporation to another company, each share of Series A Preferred Shares, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Shares would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly equivalent a manner as may be practicable as before the consolidation or merger. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in each Conversion Price so as to protect the rights of the holders of the Series A Preferred Shares.

(j) *Certificate as to Adjustments.* Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Shares.

(k) *Fractional Shares.* No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Shares. In lieu of any fractional shares to which the

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holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of a share of Common Stock, as mutually agreed by the Board of Directors of the Corporation and the Required Holders; *provided, however*, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the Appraisal Procedures. The determination of fractional shares shall be based on the aggregate number of shares of Series A Preferred Shares surrendered for conversion by any holder of Series A Preferred Shares and not on the individual shares of Series A Preferred Shares held by such holder.

(l) *Notice of Record Date*. In the event:

(i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or substantially all of the assets of the Corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Shares, and shall cause to be mailed to the holders of the Series A Preferred Shares at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the date specified in (1) below or 20 days before the date specified in (2) below, a notice stating

(1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(2) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5. <u>Voting Rights</u>.

(a) *Preferred Shares Voting Together*. Except as provided in Section 5(d)(i), Section 5(d)(iv), Section 5(d)(v) and Section 5(d)(ix) below, the holders of Preferred Shares shall vote together on all matters as a single class, with each Preferred Share entitled to cast the

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number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series B Certificates of Designations (with respect to the Series B Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series A Preferred Shares)).

(b) *Voting with Common.* Except as provided in Section 5(b) and Section 5(c) below or as otherwise expressly set forth herein, the holders of Preferred Shares shall vote together with the Common Stock on all matters as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which it may be converted (as adjusted from time to time pursuant to Section 4 hereof) as of the record date.

(c) *Common Voting First on Certain Matters.* In addition to all other requirements imposed by Nevada law, and all other voting rights granted under the Corporation's Articles of Incorporation, as supplemented by this Certificate, the Corporation shall not undertake (i) any transaction giving rise to a Liquidation Event or (ii) any redemption of Preferred Shares, without the prior approval of the Common Stock voting as a single class. If such transaction referred in clause (i) or (ii) hereof is first approved by the requisite number of holders of Common Stock, such matter shall then be put to the vote of the holders Preferred Shares and Common Stock, voting together as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of Common Stock into which it may be converted (as adjusted from time to time pursuant to the Series B Certificate of Designations (with respect to the Series B Preferred Shares) and pursuant to the Section 4 hereof (with respect to the Series A Preferred Shares)) as of the record date. For purposes of such joint vote, (A) any shares of Common Stock voted in favor of the transaction when voting as a single class shall be considered to have voted in favor of the transaction when voting together with the Preferred Shares, (B) any shares of Common Stock voted against the transaction when voting as a single class shall be considered to have voted against the transaction when voting together with the Preferred Shares and (C) any shares of Common Stock not voted on the transaction when voting as a single class shall be considered to have not voted on the transaction when voting together with the Preferred Shares.

(d) *Voting as Separate Class.* In addition to all other requirements imposed by Nevada law, and all other voting rights granted under the Corporation's Articles of Incorporation, as supplemented by the Series B Certificate of Designation and this Certificate, the Corporation shall not, and shall not permit any company or trust of which the Corporation directly or indirectly owns at the time 50% or more of the outstanding shares that represent either 50% of the voting power, 50% of the economic power, or control of the board of directors of such company or trust, other than directors' qualifying shares (a "**Subsidiary**") to, without the prior written consent of Required Holders voting together as a single class:

(i) amend, modify or repeal the Series B Certificate of Designations or this Certificate of Designations (whether by reclassification, merger, consolidation, reorganization or otherwise); *provided, however*, that any such amendment, modification or repeal shall also require the prior written consent of holders of a majority of the votes attributable to each of the outstanding Series B Preferred Shares and the Series A Preferred Shares, voting separately, with each Preferred Share entitled to cast the number

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of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series B Certificate of Designations (with respect to the Series B Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series A Preferred Shares));

(ii) enter into any reclassification, merger, consolidation or reorganization;

(iii) increase or decrease (whether by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) the number of authorized Preferred Shares;

(iv) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any class or series of capital stock or securities convertible into capital stock with equal or superior rights to those of the Series B Preferred Shares or the Series A Preferred Shares; *provided, however*, that if any such class or series of capital stock or securities convertible into capital stock is superior to the rights of either the Series B Preferred Shares or the Series A Preferred Shares, but not the other, such authorization and issuance must also be approved by holders of a majority of the votes attributable to such junior series, voting separately, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series B Certificate of Designations (with respect to the Series B Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series A Preferred Shares));

(v) whether by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise, (i) alter, amend or waive any rights, preferences or privileges of the Preferred Shares or (ii) otherwise alter, amend or waive any provisions of the Corporation's Articles of Incorporation or by-laws in a manner adverse to the holders of the Preferred Shares; *provided, however*, that if only one of the Series A Preferred Shares or Series B Preferred Shares is affected, but not the other, such act must be approved by holders of a majority of the votes attributable to such affected series, voting separately, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series B Certificate of Designations (with respect to the Series B Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series A Preferred Shares));

(vi) authorize, declare or pay any dividend (other than dividends payable solely in Common Stock) on any share of the capital stock of the Corporation or any Subsidiary, with the exception of the dividends on the Series B Preferred Shares set forth in the Series B Certificate of Designations or the Series A Preferred Shares set forth in Section 2 hereof;

(vii) redeem, purchase or otherwise acquire for value any share or shares of the capital stock of the Corporation or any Subsidiary;

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(viii) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any additional Series B Preferred Shares; or

(ix) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any additional Series A Preferred Shares; *provided, however*, that such and issuance must also be approved by holders of a majority of the votes attributable to the Series B Preferred Shares, voting separately, with each Series B Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series B Certificate of Designations).

6. Notices. The Corporation shall distribute to the holders of Series A Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

7. **Replacement Certificates.** The certificate(s) representing the Series A Preferred Shares held by any holder of Series A Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Series A Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

8. **Attorneys' Fees.** In connection with enforcement by a holder of Series A Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

9. **No Reissuance.** No Series A Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

10. **Severability of Provisions.** If any right, preference or limitation of the Series A Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is found to be invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

11. **Specific Performance.** The Corporation acknowledges and agrees that irreparable damage would occur in the event that the Corporation failed to perform any of the provisions of this Certificate in accordance with its specific terms. It is accordingly agreed that each holder of Series A Preferred Shares shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Certificate and to enforce specifically the terms

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and provisions hereof. this being in addition to any other remedy to which such holder may be entitled by law or equity.

Signed on September 9, 2009

FLIGHT SAFETY TECHNOLOGIES, INC.

By: [signature]
Name: Richard S. Rosenfeld
Title: CFO

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EXHIBIT B
SERIES B DESIGNATION
[See attached.]

[Exhibit **B**]

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ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C13283-2001
	Filing Number 20090672028-56
Secretary of State	Filed On 09/09/2009
State Of Nevada	Number of Pages 19

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

FLIGHT SAFETY TECHNOLOGIES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See attached Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer Richard S. Rosenfeld
Chief Financial Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation Revised: 3-6-09

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CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Of

SERIES B

CONVERTIBLE PREFERRED STOCK

for

FLIGHT SAFETY TECHNOLOGIES, INC.

FLIGHT SAFETY TECHNOLOGIES, INC., a Nevada corporation (the "**Corporation**"), pursuant to the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock consisting of 50,000 shares, par value $.001 per share, to be designated "Series B Convertible Preferred Stock" (the "**Series B Preferred Shares**"); and

RESOLVED, that each of the Series B Preferred Shares shall rank equally in all respects with the Series A Convertible Preferred Stock of the Company, par value $.001 per share (the "**Series A Preferred Shares,**" and together with the Series B Preferred Shares, the "**Preferred Shares**"), and that the Series B Preferred Shares shall be subject to the following terms and provisions:

1. **Designation.** There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series B Convertible Preferred Stock", par value $.001 per share. The number of shares constituting such series shall be 50,000 shares.

2. **Dividends.**

(a) Dividend Rate. For so long as any Series B Preferred Shares are outstanding, the Corporation shall pay, at its discretion either: (i) a dividend payable in cash at a per annum rate of 8% of the Original Purchase Price (as defined below) per share; or (ii) a dividend payable in additional shares of Series B Preferred Shares at a per annum rate of 10% of

LHUT39072.8 - 3/19/01

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the Original Purchase Price per share; *provided, however*, that if the VWAP (as such term is defined below) for the common stock, par value $.001 of the Corporation (**"Common Stock"**) exceeds Fourteen Cents ($0.14) per share with respect to any fiscal quarter, no dividends shall be due with respect to such fiscal quarter. Dividends shall be calculated on the basis of a 30-day month and a 360-day year. For purposes of calculating the number of Series B Preferred Shares to be issued as a dividend under Section 2(a)(ii) hereof, the Series B Preferred Shares to be issued shall be valued at a price per share equal to the Original Purchase Price. For purposes of this Certificate, the following terms shall have the meanings indicated:

"VWAP" means the quarterly volume-weighted average sale price per share of Common Stock on the principal market for any particular fiscal quarter as reported, as such figure may be adjusted for stock splits and combinations of the Common Stock.

(b) Dividend Payment Dates. The dividend payment dates for the Series B Preferred Shares are the first days of March, June, September, and December commencing December 1, 2009; provided that if any such payment date is not a Business Day (as defined below) then such dividend shall be payable on the next Business Day. The initial dividend period for any Series B Preferred Shares shall commence on the day when such shares are issued. The term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

(c) Consent. For so long as any Series B Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock (except for dividends payable in Common Stock) or any shares of any other capital stock other than on Series A Preferred Shares in accordance with the provisions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of the Company, as in effect from time to time (the **"Series A Certificate of Designations"**), or repurchase any shares of Common Stock (other than the repurchase of shares of Common Stock issued pursuant to employment or consulting agreements with the Corporation, which are repurchased upon termination of employment or services for consideration no greater than the original issue price) or capital stock, without having received written consent of a majority of the votes attributable to the outstanding Preferred Shares (the **"Required Holders"**), voting separately from the holders of Common Stock.

3. **Liquidation Events.**

(a) Liquidation Preference. Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (ii) unless otherwise agreed by the Required Holders, (A) a merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the outstanding voting power of such surviving Corporation), (B) the sale or transfer of all or substantially all of the assets of the Corporation (for this purpose "substantially all" shall mean properties or assets with a fair market value equal to 60% or more of the fair market value of the Corporation's total properties or assets as of the end of the most recent fiscal quarter and "sale" shall not include a bona fide pledge of assets), (C) any issuance of shares of capital stock by the

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Corporation in one or more related transactions except for (x) an issuance of shares of capital stock in which the holders of capital stock of the Corporation immediately prior to such issuance of stock continue to hold at least 50% of the outstanding voting power of the Corporation after such issuance of shares of capital stock, (y) the issuance of Series A Preferred Shares on January 13, 2009, or (z) the issuance of Series B Preferred Shares on the Original Issue Date (as such term is defined below), or (D) the repurchase by the Corporation of shares of capital stock of the Corporation (other than the Series A Preferred Shares in accordance with the provisions of the Series A Certificate of Designations or the Series B Preferred Shares in accordance with the terms hereof) such that the holders of capital stock of the Corporation immediately prior to such repurchase do not hold at least 50% of the outstanding voting power of the Corporation after such repurchase (each of the transactions or events described in Sections (i) and (ii) (A) - (D) of this Section 3(a) is referred to as a **"Liquidation Event"** herein), each holder of outstanding Series B Preferred Shares shall be entitled to be paid out of the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation, for example) or of the consideration payable to the Corporation (net of obligations owed by the Corporation) together with all other available assets of the Corporation (in the case of an asset sale, for example), as the case may be, whether such assets are capital, surplus or capital earnings, on the same priority as other holders of Preferred Shares, but prior and in preference to any payments being paid to holders of Common Stock of the Corporation or other shares ranking junior to the Series B Preferred Shares, an amount in cash equal to $100.00 per share (the **"Original Purchase Price"**) plus any declared or accrued but unpaid dividends thereon (collectively with the Original Purchase Price per share, the **"Preferred Share Liquidation Preference"**); *provided* that if, upon any Liquidation Event, the Preferred Share Liquidation Preference as provided in this Section 3(a) is not paid in full, the holders of the Preferred Shares shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. For the avoidance of doubt, a sale of shares of capital stock of the Corporation by anyone other than the Corporation (for example a sale of shares of capital stock on the open market) shall not result in a Liquidation Event, notwithstanding a change of control of the Corporation, so long as such transaction does not otherwise fall under the provisions of (A) - (D) of this Section 3(a).

(b) Participation. After payment in the full of the Preferred Share Liquidation Preference, the holders of outstanding Preferred Shares and Common Stock shall share in any consideration payable to the stockholders of the Corporation (in the case of a stock repurchase, for example) or of the consideration payable to the Corporation (net of obligations owed by the Corporation) together with all other available assets of the Corporation (in the case of an asset sale, for example) pro rata (as if the Preferred Shares had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution). Notwithstanding the foregoing, if the amount which would be receivable if the Preferred Shares had been converted into Common Stock immediately prior to the Liquidation Event is greater than the amount which would be paid under the foregoing provisions of Section 3(a) and this Section 3(b), then the holders of the Preferred Shares shall be entitled to receive such greater amount.

(c) Surrender of Certificates. On the effective date of any Liquidation Event, the Corporation shall pay all consideration to which the holders of Series B Preferred Shares shall be entitled under this Section 3. Upon receipt of such payment, each holder of Series B

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Preferred Shares shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed, whereupon each surrendered certificate shall be canceled and retired.

(d) Notice. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Series B Preferred Shares notice to each holder at its address shown on the records of the Corporation, together with a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail the facts of such Liquidation Event, stating in reasonable detail the amount(s) per share of Series B Preferred Shares each holder of Series B Preferred Shares would receive pursuant to the provisions of Sections 3(a) and 3(b) hereof and stating in reasonable detail the facts upon which such amount was determined and describing (if applicable) in reasonable detail all material terms of such Liquidation Event, to the extent known by the Corporation, including without limitation the consideration to be delivered in connection with such Liquidation Event, the valuation of the Corporation at the time of such Liquidation Event and the identities of the parties to the Liquidation Event.

4. **Conversion**. The holders of the Series B Preferred Shares shall have optional conversion rights as follows (the "**Conversion Rights**"):

(a) Right to Convert. Each share of Series B Preferred Shares shall be convertible, in whole or in part, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Purchase Price by (ii) the Conversion Price (as defined below) in effect at the time of conversion; *provided, however*, that such conversion shall be mandatory in the event the Required Holders vote to convert all of the Preferred Shares. The "**Conversion Price**" for the Series B Preferred Shares shall initially be Ten Cents ($0.10) on the Original Issue Date (as such term is defined below). Such Conversion Price, and the rate at which shares of Series B Preferred Shares may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 4(d) below.

(b) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(i) "**Additional Shares of Common Stock**" shall mean all shares of Common Stock issued or deemed to be issued by the Corporation after the date upon which a share of the Series B Preferred Shares was first issued (the "**Original Issue Date**"), other than:

(A) shares of Common Stock issued or issuable by reason of a dividend or other distribution on (x) the Series A Preferred Shares pursuant to the Series A Certificate of Designations, (y) the Series B Preferred Shares pursuant to Section 2(a) above or (z) shares of Common Stock that is covered by Section 4(f) or Section 4(g) below;

4

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(B) shares of Common Stock issued or issuable upon conversion of shares of Preferred Shares;

(C) shares of Common Stock actually issued (as opposed to deemed issued under Section 4(d)(iii)) upon exercise of any Option or Convertible Security outstanding on the Original Issue Date;

(D) shares of Common Stock issued or deemed issued upon the exercise of any warrants (the **"Credit Agreement Warrants"**) issued or issuable pursuant to the Credit Agreement, dated as of June 19, 2009 (as in effect from time to time, the **"Credit Agreement"**) by and among the Company, the subsidiaries of the Company from time to time party thereto and Cummins Family Holdings, LLC;

(E) shares of Common Stock issued or issuable to employees, directors or consultants pursuant to equity incentive plans approved by the board of directors of the Corporation and adopted by the shareholders of the Corporation; or

(F) shares of Common Stock designated as exempt from the definition of Additional Shares of Common Stock by the Required Holders.

(ii) **"Appraisal Procedure"** shall be the procedure to determine fair market value of any security or other property (in either case, the "valuation amount"). If the Required Holders and the Board of Directors are not able to agree on the valuation amount within a reasonable period of time (not to exceed 20 days), the valuation amount shall be determined by an investment banking firm, which firm shall be unaffiliated with the Corporation and shall be reasonably acceptable to the Board of Directors and the Required Holders. If the Board of Directors and the Required Holders are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within 10 days of his appointment) from a list, jointly prepared by the Required Holders and the Board of Directors, of not more than four investment banking firms in the United States, of which no more than two may be named by the Board of Directors and no more than two may be named by the Required Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of four. The Board of Directors and the Required Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the

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Corporation and the Required Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates. If the valuation amount is for Common Stock of the Corporation, the valuation amount shall not include a discount for minority ownership or illiquidity or a control premium.

(iii) **"As-Converted Basis"** shall mean, for the purpose of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (A) the number of shares of Common Stock actually issued and outstanding at the time of such determination, and (B) the number of shares of Common Stock that is then issuable upon the conversion of all outstanding Convertible Securities (as defined below), including without limitation, the Preferred Shares.

(iv) **"Convertible Securities"** shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(v) **"Option"** shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c) Mechanics of Conversion.

(i) In order for a holder of Preferred Shares to convert shares of Preferred Shares into shares of Common Stock, such holder shall provide, at the office of the transfer agent for the Series B Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Shares represented by the certificate or certificates held by such holder. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; *provided*, that in the case the nominee is different than such holder, the holder shall also provide such additional documentation as the Corporation shall reasonably request to establish that such transfer is in compliance with the Securities Act of 1933, as amended. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (**"Conversion Date"**). The Corporation shall, as soon as practicable after the Conversion Date, but in any event within 3 business days after the later of (A) the Conversion Date or (B) in the event the holder has requested that the shares be issued in the name of a nominee different than such holder, the date on which the holder provides such additional documentation as the Corporation shall reasonably request to establish that such transfer

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is in compliance with the Securities Act of 1933, as amended, issue and deliver at such office to such holder of Series B Preferred Shares, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. On the Conversion Date, each holder of record of shares of Series B Preferred Shares to be surrendered for conversion shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Series B Preferred Shares, notwithstanding that the certificates representing such shares of Series B Preferred Shares shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of such Preferred Shares, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(ii) At all times when any Preferred Shares are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. The Corporation promptly will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable Preferred Shares, the Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii) All shares of Series B Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Shares so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Shares accordingly.

(iv) The Corporation shall pay any and all issue, transfer, stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Shares pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount

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of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) *No Adjustment of Conversion Price.* No adjustment in the Conversion Price of the Series B Preferred Shares shall be made unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares.

(ii) *Full Ratchet; Weighted Average.*

(A) *Full Ratchet.* If the Corporation at any time or from time to time prior to the one (1) year anniversary of the Original Issue Date shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) below but excluding shares issued as stock split or combination as provided in Section 4(f) below, issued upon a dividend or distribution as provided in Section 4(g) below or deemed to be issued upon a dividend of Series A Preferred Shares as provided in the Series A Certificate of Designations or upon a dividend of Series B Preferred Shares as provided in Section 2(a) above) without consideration or for consideration per share lower than the Conversion Price in effect on the date of and immediately prior to such issue, the Conversion Price for the Series B Preferred Shares shall be lowered to equal such consideration per share. For purposes of this Section 4(d)(ii), any Additional Shares of Common Stock issued for no consideration shall be deemed to be issued for a consideration per share of $.001, subject to adjustments for Common Stock splits, dividends, and combinations.

(B) *Weighted Average.* If the Corporation at any time or from time to time on or after the one (1) year anniversary of the Original Issue Date shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) below but excluding shares issued as stock split or combination as provided in Section 4(f) below, issued upon a dividend or distribution as provided in Section 4(g) below or deemed to be issued upon a dividend of Series A Preferred Shares in the Series A Certificate of Designations or upon a dividend of Series B Preferred Shares as provided in Section 2(a) above) without consideration or for consideration per share lower than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event the Conversion Price for the Series B Preferred Shares shall be lowered to an amount determined by multiplying the Conversion Price in effect immediately prior to such issue by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue (on an As-

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Converted Basis) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for such Additional Shares of Common Stock would purchase at such Conversion Price, and (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue (on an As-Converted Basis) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued. For purposes of this Section 4(d)(ii), any Additional Shares of Common Stock issued for no consideration shall be deemed to be issued for a consideration per share of $.001, subject to adjustments for Common Stock splits, dividends, and combinations.

(iii) *Issue of Securities, Deemed Issue of Additional Shares of Common Stock*. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (other than (i) the Credit Agreement Warrants, (ii) Series B Preferred Shares issued as provided in Section 2(a) above, or (iii) Series A Preferred Shares issued as provided in the Series A Certificate of Designations) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon (1) upon the exercise or conversion of any Options or Convertible Securities outstanding as of the Original Issue Date; (2) upon the exercise of any Options by employees, directors, or consultants pursuant to equity incentive plans approved by the board of directors of the Corporation and adopted by the shareholders of the Corporation; (3) upon the conversion of the Series A Preferred Shares; (4) upon the conversion of the Series B Preferred Shares; or (5) in connection with the issuance or exercise of the Credit Agreement Warrants;

(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the

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rights of conversion or exchange under such Convertible Securities;

(C) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any

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issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 4(d)(iii) shall apply.

(e) *Determination of Consideration*. For purposes of this Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) *Cash and Property*. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, or if requested by the Required Holders, by agreement of the Board of Directors and the Required Holders, and if the Board of Directors and the Required Holders do not agree on such fair market value, in accordance with the procedures set forth in the definition of Appraisal Procedure; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(ii) *Options and Convertible Securities*. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for

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Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f) *Adjustment for Stock Splits and Combinations.* If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, each Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, each Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) *Adjustment for Certain Dividends and Distributions.* In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, then and in each such event each Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(h) *Adjustment for Reclassification, Exchange, or Substitution.* If the Common Stock issuable upon the conversion of the Series B Preferred Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B

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Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i) *Adjustment for Merger or Reorganization, Etc.* In case of any consolidation or merger of the Corporation with or into another company or the sale of all or substantially all of the assets of the Corporation to another company, each share of Series B Preferred Shares, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Shares would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Shares, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly equivalent a manner as may be practicable as before the consolidation or merger. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in each Conversion Price so as to protect the rights of the holders of the Series B Preferred Shares.

(j) *Certificate as to Adjustments.* Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Shares.

(k) *Fractional Shares.* No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of a share of Common Stock, as mutually agreed by the Board of Directors of the Corporation and the Required Holders; ***provided, however***, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the Appraisal Procedures. The determination of fractional shares shall be based on the aggregate number of shares of Series B Preferred Shares surrendered for conversion by any holder of Series B Preferred Shares and not on the individual shares of Series B Preferred Shares held by such holder.

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(l) *Notice of Record Date*. In the event:

(i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another company, or of the sale of all or substantially all of the assets of the Corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Shares, and shall cause to be mailed to the holders of the Series B Preferred Shares at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the date specified in (1) below or 20 days before the date specified in (2) below, a notice stating

(1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(2) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5. **Voting Rights**.

(a) *Preferred Shares Voting Together*. Except as provided in Section 5(d)(i), Section 5(d)(iv), Section 5(d)(v) and Section 5(d)(ix) below, the holders of Preferred Shares shall vote together on all matters as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series A Certificates of Designations (with respect to the Series A Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series B Preferred Shares)).

(b) *Voting with Common*. Except as provided in Section 5(b) and Section 5(c) below or as otherwise expressly set forth herein, the holders of Preferred Shares shall vote together with the Common Stock on all matters as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which it

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may be converted (as adjusted from time to time pursuant to Section 4 hereof) as of the record date.

(c) *Common Voting First on Certain Matters.* In addition to all other requirements imposed by Nevada law, and all other voting rights granted under the Corporation's Articles of Incorporation, as supplemented by this Certificate, the Corporation shall not undertake (i) any transaction giving rise to a Liquidation Event or (ii) any redemption of Preferred Shares, without the prior approval of the Common Stock voting as a single class. If such transaction referred in clause (i) or (ii) hereof is first approved by the requisite number of holders of Common Stock, such matter shall then be put to the vote of the holders Preferred Shares and Common Stock, voting together as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of Common Stock into which it may be converted (as adjusted from time to time pursuant to the Series A Certificate of Designations (with respect to the Series A Preferred Shares) and pursuant to the Section 4 hereof (with respect to the Series B Preferred Shares)) as of the record date. For purposes of such joint vote, (A) any shares of Common Stock voted in favor of the transaction when voting as a single class shall be considered to have voted in favor of the transaction when voting together with the Preferred Shares, (B) any shares of Common Stock voted against the transaction when voting as a single class shall be considered to have voted against the transaction when voting together with the Preferred Shares and (C) any shares of Common Stock not voted on the transaction when voting as a single class shall be considered to have not voted on the transaction when voting together with the Preferred Shares.

(d) *Voting as Separate Class.* In addition to all other requirements imposed by Nevada law, and all other voting rights granted under the Corporation's Articles of Incorporation, as supplemented by the Series A Certificate of Designation and this Certificate, the Corporation shall not, and shall not permit any company or trust of which the Corporation directly or indirectly owns at the time 50% or more of the outstanding shares that represent either 50% of the voting power, 50% of the economic power, or control of the board of directors of such company or trust, other than directors' qualifying shares (a "**Subsidiary**") to, without the prior written consent of Required Holders voting together as a single class:

(i) amend, modify or repeal the Series A Certificate of Designations or this Certificate of Designations (whether by reclassification, merger, consolidation, reorganization or otherwise); *provided, however*, that any such amendment, modification or repeal shall also require the prior written consent of holders of a majority of the votes attributable to each of the outstanding Series A Preferred Shares and the Series B Preferred Shares, voting separately, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series A Certificate of Designations (with respect to the Series A Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series B Preferred Shares));

(ii) enter into any reclassification, merger, consolidation or reorganization;

(iii) increase or decrease (whether by amendment to the Articles of

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Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) the number of authorized Preferred Shares;

(iv) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any class or series of capital stock or securities convertible into capital stock with equal or superior rights to those of the Series A Preferred Shares or the Series B Preferred Shares; *provided, however*, that if any such class or series of capital stock or securities convertible into capital stock is superior to the rights of either the Series A Preferred Shares or the Series B Preferred Shares, but not the other, such authorization and issuance must also be approved by holders of a majority of the votes attributable to such junior series, voting separately, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series A Certificate of Designations (with respect to the Series A Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series B Preferred Shares));

(v) whether by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise; (i) alter, amend or waive any rights, preferences or privileges of the Preferred Shares or (ii) otherwise alter, amend or waive any provisions of the Corporation's Articles of Incorporation or by-laws in a manner adverse to the holders of the Preferred Shares; *provided, however*, that if only one of the Series B Preferred Shares or Series A Preferred Shares is affected, but not the other, such act must be approved by holders of a majority of the votes attributable to such affected series, voting separately, with each Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to the Series A Certificate of Designations (with respect to the Series A Preferred Shares) and pursuant to Section 4 hereof (with respect to the Series B Preferred Shares));

(vi) authorize, declare or pay any dividend (other than dividends payable solely in Common Stock) on any share of the capital stock of the Corporation or any Subsidiary, with the exception of the dividends on the Series A Preferred Shares set forth in the Series A Certificate of Designations or the Series B Preferred Shares set forth in Section 2 hereof;

(vii) redeem, purchase or otherwise acquire for value any share or shares of the capital stock of the Corporation or any Subsidiary;

(viii) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation reorganization or otherwise) any additional Series B Preferred Shares; or

(ix) authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any additional Series A Preferred Shares; *provided, however*, that such an issuance must also be approved by holders of a majority of the votes attributable to the Series B Preferred

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Shares, voting separately, with each Series B Preferred Share entitled to cast the number of votes equal to the number of shares of Common Stock into which each may be converted (as adjusted from time to time pursuant to this Certificate).

6. **Notices.** The Corporation shall distribute to the holders of Series B Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

7. **Replacement Certificates.** The certificate(s) representing the Series B Preferred Shares held by any holder of Series B Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Series B Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

8. **Attorneys' Fees.** In connection with enforcement by a holder of Series B Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

9. **No Reissuance.** No Series B Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

10. **Severability of Provisions.** If any right, preference or limitation of the Series B Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is found to be invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

11. **Specific Performance.** The Corporation acknowledges and agrees that irreparable damage would occur in the event that the Corporation failed to perform any of the provisions of this Certificate in accordance with its specific terms. It is accordingly agreed that each holder of Series B Preferred Shares shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such holder may be entitled by law or equity.

Signed on **September 9, 2009**

FLIGHT SAFETY TECHNOLOGIES, INC.

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FLIGHT SAFETY TECHNOLOGIES, INC.

By: [signature]
Name: Richard S. Rosenfeld
Title: CFO

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EXHIBIT C
SERIES C DESIGNATION
[See attached.]

[Exhibit **C**]

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CERTIFICATE OF DESIGNATIONS
OF THE POWERS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RESTRICTIONS

OF SERIES C PREFERRED STOCK

OF APPLIED BLOCKCHAIN, INC.

Section 1.1 Designation. As of the effective date of this Certificate, there is hereby created out of the authorized preferred stock of the Corporation a series of preferred stock designated as "Series C Convertible Redeemable Preferred Stock" (the "***Series C Preferred Stock***"), par value $0.001 per share. The Series C Preferred Stock shall rank senior in all respects to the Series A Convertible Preferred Stock of the Corporation (the "***Series A Preferred Stock***") and the Series B Convertible Preferred Stock of the Corporation (the "***Series B Preferred Stock***" and together with the Series A Preferred Stock, the "***Junior Preferred Stock***", and together with the Series A Preferred Stock and the Series C Preferred Stock, the "***Preferred Stock***"). The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Series C Preferred Stock.

(a) Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i) Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of the Junior Preferred Stock or Common Stock by reason of their ownership thereof, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to the stockholders of the Corporation, an amount per share equal to the Stated Value (as defined below) for such share of Series C Preferred Stock, plus an amount per share equal to the Stated Value of any shares of Series C Preferred Stock that are issuable as the result of accrued, but unpaid, PIK Dividends (as defined below). If upon any such liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they are entitled under this Section 1.1(a)(i), the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "***Stated Value***" shall mean Twenty-Five United States Dollars and No Cents ($25.00) per share, subject to an equitable adjustment for stock splits, stock combinations, recapitalizations and similar transactions.

(ii) Payments to Holders of Junior Preferred Stock and Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock as provided in Section 1.1(a)(i), the remaining funds and assets available for distribution to the stockholders of the Corporation shall

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be distributed among the holders of shares of the Junior Preferred Stock according to the terms thereof and then among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

(iii) Deemed Liquidation Events.

(A) Definition. Each of the following events shall be considered a "***Deemed Liquidation Event***" unless the holders of at least a majority of the outstanding shares of Series C Preferred Stock (voting as a single class on an as-converted basis) (the "***Requisite Holders***") elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(1) a merger or consolidation in which (I) the Corporation is a constituent party or (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (x) the surviving or resulting party or (y) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; *provided* that, for the purpose of this Section 1.1(a)(iii)(A), all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or

(2) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly owned subsidiaries of the Corporation.

Notwithstanding the foregoing, a Significant Transaction Event (as defined below) shall not be considered a Deemed Liquidation Event.

(B) Public Offering or Listing Facilitation Transaction. Under no circumstances shall a public offering of the Corporation's securities, including a public offering that results in a change of control of the Corporation, or a merger or other business combination or issuance of securities of the Corporation designed to increase the number of stockholders of the Corporation in order to facilitate a listing on a Trading Market (as such term is defined in that certain Registration Rights Agreement, dated as of [April 15], 2021, by and between the Corporation and the purchasers of the Series C Preferred Stock (the "***Registration Rights***

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Agreement")) be considered a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(C) Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Section 1.1(a)(iii)(A)(1)(I), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the definitive agreement for such transaction shall provide that the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration otherwise payable to each stockholder (such that each stockholder has placed in escrow the same percentage of the total consideration payable to such stockholder as every other stockholder).

(D) Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Section 1.1(a)(iii) shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.

(b) Voting. Holders of shares of Series C Preferred Stock shall vote together with holders of Common Stock on an as-if converted to Common Stock basis on any matters coming before the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) materially change the principal business of the Corporation unless in connection with a Significant Transaction Event; or

(ii) except in connection with a Significant Transaction Event, sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of the Corporation or permit any direct or indirect subsidiary to do so; provided, however, that no consent or vote of the Requisite Holders shall be required in connection with sales of mining equipment in the ordinary course of the Corporation's business and in a manner consistent with the principal business of the Corporation.

(c) Dividends.

(i) Dividends Generally. The holders of shares of Series C Preferred Stock shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series C Preferred Stock equal (on an as if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. Except as set forth in this Section 1.1(c)(i) and for PIK Dividends (as defined below), no other dividends shall be paid on shares of Series C Preferred Stock.

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(ii) PIK Dividends. The Corporation shall be required to pay a dividend in fully paid and non-assessable shares of Series C Preferred Stock (each a "***PIK Dividend***" and, collectively, the "***PIK Dividends***") equal to the percentage of Stated Value set forth below upon the occurrence of each of the following events:

(A) Failure to File. If the Corporation has not filed or confidentially submitted a registration statement (the "***Registration Statement***") to register the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the "***Registrable Securities***") on or before the date that is four (4) months following the date that the first share of Series C Preferred Stock is issued (the "***Original Issue Date***"), the Corporation shall accrue daily a PIK Dividend equal to ten percent (10%) per annum of Stated Value;

(B) Failure to be Declared Effective and to List. If the Registration Statement has not been declared effective by the U.S. Securities and Exchange Commission (the "***SEC***") on or before the date that is eight (8) months after the Original Issue Date and/or the Registrable Securities are not listed on a Trading Market on or before the date that is twelve (12) months after Original Issue Date, the Corporation shall accrue daily a PIK Dividend of twelve percent (12%) per annum of Stated Value, or fifteen percent (15%) per annum of Stated Value for each day such failure continues after eighteen (18) months after the Original Issue Date. Such PIK Dividend shall be instead of, and not in addition to, any PIK Dividend also accruing under Section 1.1(c)(ii)(A); and

(C) Mandatory Redemption Failure. If the Corporation fails to complete a Mandatory Redemption (as defined below) when required to do so, it shall continue to pay a PIK Dividend in accordance with Section 1.1(c)(ii)(B).

The PIK Dividends shall be paid by delivering to each record holder of Series C Preferred Stock a number of shares of Series C Preferred Stock determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to Series C Preferred Stock owned by such record holder (rounded to the nearest whole cent) by (y) the Stated Value.

Notwithstanding the foregoing, PIK Dividends shall cease cumulating and accruing upon the earliest to occur of (1) the date of the satisfaction of the conditions set forth in Section 1.1(c)(ii)(A), Section 1.1(c)(ii)(B) and Section 1.1(c)(ii)(C) that gave rise to such PIK Dividend (any such date, a "***PIK Dividend Satisfaction Date***"), and (2) any Conversion Date (as defined below) or Optional Conversion Date (as defined below). Upon a simultaneous or consecutive occurrence of two or more events that trigger the accrual of PIK Dividends on one or more days, PIK Dividends shall accrue on each issued and outstanding share of Series C Preferred Stock as if only one triggering event had occurred, such that the accrual of PIK Dividends in accordance with this Section 1.1(c)(ii) shall not be doubled, tripled or otherwise multiplied due to the existence of multiple events causing the accrual of PIK Dividends.

Notwithstanding the foregoing, (I) if within six (6) months of the Original Issue Date, the Corporation enters into a binding definitive agreement or binding instrument relating to a Significant Transaction Event (a "***Definitive Instrument***"), then the Corporation shall have no obligation to pay any PIK Dividends accrued or payable through such date, and (II) if the Corporation has entered into a Definitive Instrument within six (6) months of the Original Issue Date and has consummated the

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Significant Transaction Event within ten (10) months of the Original Issue Date, then the Corporation shall have no obligation to pay any PIK Dividends accrued or payable through such date. A "***Significant Transaction Event***" means a merger, share exchange, sale of all or substantially all of the assets of the Corporation or other business combination, restructuring or change of control transaction, including any such transaction intended to result in the Corporation becoming subject to the reporting requirements of Section 13 of 15(d) of the Exchange Act (or becoming a voluntary filer under the Exchange Act), a business combination intended to increase the number of shareholders of the Corporation to facilitate listing on a Trading Market, a business combination with a special purpose acquisition company, or a business combination with a company that is listed on a Trading Market.

(d) Automatic Conversion.

(i) Trigger Event. On the Conversion Date (as defined below), each share of Series C Preferred Stock shall be automatically converted (without the payment of additional consideration by the holder thereof), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on the Conversion Date. The "***Conversion Price***" shall initially be equal to $0.13. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. For purposes hereof, "***Conversion Date***" means (A) the date that the Registration Statement is declared effective by the SEC or (B) the date on which a Significant Transaction Event occurs.

(ii) Mechanics of Conversion. All holders of record of Series C Preferred Stock shall be sent written notice of the Conversion Date and the place designated for conversion of all such shares of Series C Preferred Stock pursuant to this Section 1.1(d). Such notice need not be sent in advance of the occurrence of the Conversion Date. Upon receipt of such notice, each holder of Series C Preferred Stock shall, if such holder's shares are certificated, surrender his, her or its certificate or certificates for all such shares (or, if such holder of Series C Preferred Stock alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and its transfer agent to indemnify the Corporation and/or its transfer agent against any claim that may be made against the Corporation and/or its transfer agent on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation or its transfer agent, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the registered holder of shares of Series C Preferred Stock or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to this Section 1.1(d) will terminate at the Conversion Date (notwithstanding the failure of the holder or holders of Series C Preferred Stock to surrender any certificates at or prior to such time), except only for the rights of the holders of Series C Preferred Stock, upon surrender, if applicable, of their certificate or certificates (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 1.1(d)(ii). As soon as practicable after the Conversion Date and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall issue and deliver to such holder of Series C Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and, may, upon written request, issue and deliver a certificate or certificates for the number of full shares of

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Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of its Preferred Stock accordingly.

(iii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series C Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 1.1(d)) upon the conversion of the then outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which the holder of shares of Series C Preferred Stock would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share.

(v) Transfer Taxes and Expenses. The issuance of shares of Common Stock on conversion of the Series C Preferred Stock shall be made without charge to any holder of Series C Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares of Common Stock, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such shares of Common Stock upon conversion in a name other than that of the holders of the Series C Preferred Stock of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees required for same-day processing and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the shares of Common Stock.

(vi) Adjustments to Conversion Price for Diluting Issues.

(A) Special Definitions. For purposes of this Section 1.1(d), the following definitions shall apply:

(1) "***Additional Shares of Common Stock***" shall mean all shares of Common Stock issued (or, pursuant to Section 1.1(d)(vi)(C) below, deemed to be issued) by the Corporation after the Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options (as defined below) and Convertible Securities (as defined below) (clauses (x) and (y), collectively, "***Exempted Securities***"):

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a. as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock; or

b. shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 1.1(d)(vii); or

c. shares of Common Stock, Options or other equity-linked securities or awards issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

d. shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

e. shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; or

f. shares of Common Stock, Options, Convertible Securities or other equity or equity-linked securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; or

g. shares of Common Stock, Options, Convertible Securities or other equity or equity-linked issued in connection with a Significant Transaction Event; or

(2) "***Convertible Securities***" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) "***Option***" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

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(1) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (II) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D) (either because the consideration per share (determined pursuant to Section 1.1(d)(vi)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (II) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible

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Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 1.1(d)(vi)(C)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 1.1(d)(vi)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 1.1(d)(vi)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 1.1(d)(vi)(C) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(D) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1.1(d)(vi)(C)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

$$CP_2 = CP_1 * (A + B) \div (A + C).$$

For purposes of the foregoing formula, the following definitions shall apply:

(1) "CP_2" shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(2) "CP_1" shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

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(3) "A" shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock, other than Exempted Securities, issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) "B" shall mean the number of shares of Common Stock, excluding Exempted Securities, that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP_1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP_1); and

(5) "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(E) Determination of Consideration. For purposes of this Section 1.1(d)(vi), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall:

a. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

b. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

c. in the event Additional Shares of Common Stock are issued together with other shares or securities, excluding Exempted Securities, or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses a. and b. above, as determined in good faith by the Board of Directors of the Corporation.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.1(d)(vi)(C), relating to Options and Convertible Securities, shall be determined by dividing:

a. The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the

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exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

b. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number), excluding Exempted Securities, issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(F) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 1.1(d)(vi)(D) then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(vii) Certain Other Adjustments.

(A) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series C Preferred Stock is outstanding: (1) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any PIK Dividends or shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series C Preferred Stock), (2) subdivides outstanding shares of Common Stock into a larger number of shares, (3) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (4) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 1.1(d)(vii)(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(B) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 1.1(d)(vii)(A) above, if at any time the Corporation grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "***Purchase Rights***"), then the holder of shares of Series C Preferred Stock thereof will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of shares of Series C Preferred Stock could have acquired if the holder of shares of Series C Preferred Stock had held the number of shares of Common Stock acquirable upon complete conversion of such holder's Series C Preferred Stock immediately before the date on which a record is taken for the

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grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such purchase.

(C) Fundamental Transaction. If, at any time while the Series C Preferred Stock is outstanding, (1) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another person, other than a Significant Transaction Event, (2) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, other than a Significant Transaction Event, (3) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding capital stock of the Corporation, other than a Significant Transaction Event, (4) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, other than a Significant Transaction Event, or (5) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than a Significant Transaction Event (each a "***Fundamental Transaction***"), then, upon any subsequent conversion of the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "***Alternate Consideration***") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of shares of Series C Preferred Stock shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file an amended and restated Articles of Incorporation or Certificate of Designation with the same terms and conditions and issue to the holders of shares of Series C Preferred Stock new preferred stock consistent with the foregoing provisions and evidencing the holders' right to convert such preferred stock into Alternate

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Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "***Successor Entity***") to assume in writing all of the obligations of the Corporation under this Certificate in accordance with the provisions of this Section 1.1(d)(vii)(C) pursuant to written agreements entered into prior to such Fundamental Transaction and shall deliver to the holder of shares of Series C Preferred Stock in exchange for the Series C Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series C Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series C Preferred Stock prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series C Preferred Stock immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate with the same effect as if such Successor Entity had been named as the Corporation herein.

(viii) Calculations. All calculations under this Section 1.1(d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 1.1(d), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(ix) Notice to the Holders. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 1.1(d), the Corporation shall promptly deliver to each holder of shares of Series C Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series C Preferred Stock, and shall cause to be delivered to each holder of shares of Series C Preferred Stock at its last address as it shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is

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not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e) Optional Conversion.

(i) Optional Conversion Rights. At any time or times on or after the Original Issue Date, each holder of Series C Preferred Stock shall be entitled to convert any portion of the outstanding Series C Preferred Stock held by such holder and any PIK Dividends (without the payment of additional consideration by the holder thereof) into such number of fully paid and non-assessable shares of Common Stock as determined for any such holder by dividing (A) the sum of (I) the aggregate Stated Value of all outstanding shares of Series C Preferred Stock being converted by such holder, (II) the aggregate Stated Value of all shares of Series C Preferred Stock due and owing to such holder as PIK Dividends which such holder is converting, and (III) the aggregate amount of cash dividends due and owing to such holder that such holder is converting by (B) the Conversion Price in effect on the Optional Conversion Date (as defined below), as adjusted in accordance with Section 1.1(d).

(ii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock pursuant to this Section 1.1(e). As to any fraction of a share which the holder of shares of Series C Preferred Stock would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share.

(iii) Mechanics of Conversion.

(A) To convert a share of Series C Preferred Stock and/or PIK Dividends into shares of Common Stock pursuant to this Section 1.1(e) on any date (an "***Optional Conversion Date***"), the holder of such shares of Series C Preferred Stock and/or PIK Dividends shall deliver to the Corporation (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of such conversion in the form attached hereto as Exhibit A (the "***Optional Conversion Notice***"). Within three (3) Trading Days (as defined below) of the Optional Conversion Date such holder that delivered the Optional Conversion Notice shall, if such holder's shares of Series C Preferred Stock are certificated, surrender his, her or its certificate or certificates for all such shares (or, if such holder of Series C Preferred Stock alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and its transfer agent to indemnify the Corporation and/or its transfer agent against any claim that may be made against the Corporation and/or its transfer agent on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation or its transfer agent, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation or its transfer

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agent, duly executed by the registered holder of shares of Series C Preferred Stock or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to this Section 1.1(e) will terminate at the Optional Conversion Date (notwithstanding the failure of the holder or holders of Series C Preferred Stock to surrender any certificates at or prior to such time), except only for the rights of the holders of Series C Preferred Stock, upon surrender, if applicable, of their certificate or certificates (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 1.1(e)(iii). As soon as practicable after the Optional Conversion Date and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall issue and deliver to such holder of Series C Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and, may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of its Preferred Stock accordingly.

(B) On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Optional Conversion Notice) (the "***Share Delivery Deadline***"), the Corporation shall (1) provided that its then current transfer agent is participating in The Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such converting holder shall be entitled to such holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which such holder shall be entitled. If the number of shares of Series C Preferred Stock represented by the Series C Preferred Stock Certificate(s) submitted for conversion pursuant to Section 1.1(e)(3)(A) is greater than the number of shares of Series C Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series C Preferred Stock Certificate(s) and at its own expense, issue and deliver to such holder (or its designee) a new Series C Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not so converted. The person or entity entitled to receive the shares of Common Stock issuable upon an optional conversion of Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) "***Trading Day***" means any day on which the Common Stock is traded on the principal securities exchange securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day

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is otherwise designated as a Trading Day in writing by the holder converting the relevant shares of Series C Preferred Stock pursuant to this Section 1.1(e).

(v) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to a holder a certificate for the number of shares of Common Stock to which such holder is entitled and register such shares of Common Stock on the Corporation's share register or to credit such holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such holder is entitled upon such holder's conversion pursuant to this Section 1.1(e) (a "***Conversion Failure***"), and if on or after such Share Delivery Deadline such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such holder so anticipated receiving from the Company, then, in addition to all other remedies available to such holder, the Company shall, within three (3) Trading Days after receipt of such holder's request and in such holder's discretion, either: (I) pay cash to such holder in an amount equal to such holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other individual or entity in respect, or on behalf, of such holder) (the "***Buy-In Price***"), at which point the Company's obligation to so issue and deliver such certificate or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder would have been entitled upon such holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such holder a certificate or certificates representing such shares of Common Stock or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion hereunder (as the case may be) and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

(f) Redemption.

(i) Mandatory Redemption. Unless prohibited by Nevada law governing distributions to stockholders of a corporation, the Series C Preferred Stock shall be redeemed (a "***Mandatory Redemption***") by the Corporation at a price equal to the Stated Value for such share of Series C Preferred Stock, plus an amount per share equal to the Stated Value of any shares of Series C Preferred Stock that are issuable as the result of accrued, but unpaid, PIK Dividends (the "***Redemption Price***"), if the Requisite Holders provide written notice of redemption to the Corporation on or after the eighteen (18) month anniversary of the Original Issue Date, which notice may only be so provided if on or after such date the Common Stock of the Corporation is not listed on a Trading Market (the date selected by the Corporation that is within thirty (30) days following the date that the Corporation receives such notice is referred to as the "***Redemption Date***"). If on the Redemption Date Nevada law governing distributions to stockholders of a corporation prevents the Corporation from redeeming all outstanding shares of Series C Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares of Series C Preferred Stock that

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it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If the Corporation fails to pay the Redemption Price in full and redeem all outstanding shares of Series C Preferred Stock on the Redemption Date, then PIK Dividends shall accrue as specified in Section 1.1(c)(ii) hereof.

(ii) Redemption Notice. The Corporation shall send written notice of the Mandatory Redemption (the "***Redemption Notice***") to each holder of record of Series C Preferred Stock not less than ten (10) days prior to the Redemption Date. The Redemption Notice shall state:

(A) the number of shares of Series C Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(B) the Redemption Date and the Redemption Price; and

(C) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

(iii) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed on the Redemption Date, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

(iv) Redeemed or Otherwise Acquired Shares. Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.

(g) Waiver; Amendment. Any of the rights, powers, privileges and other terms of the Series C Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

(h) Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Section 1.1 to be given to a holder of shares of Series C Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with Section 78 of the Nevada Revised Statutes, and shall be deemed sent upon such mailing or electronic transmission.

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Section 1.2 Withholding. The Corporation agrees that, provided that a holder of the Corporation's capital stock delivers to the Corporation a properly executed IRS Form W-9 certifying as to such holder's complete exemption from backup withholding (or, if such holder is a disregarded entity for U.S. federal income tax purposes, its regarded owner's complete exemption from backup withholding), under current law the Corporation (including any paying agent of the Corporation) shall not be required to, and shall not, withhold on any payments or deemed payments to any such holder. In the event that any holder of the Corporation's capital stock fails to deliver to the Corporation such properly executed IRS Form W-9, the Corporation reasonably believes that a previously delivered IRS W-9 is no longer accurate and/or valid, or there is a change in law that affects the withholding obligations of the Corporation, the Corporation and its paying agent shall be entitled to withhold taxes on all payments made to the relevant holder in the form of cash or to request that the relevant holder promptly pay the Corporation in cash any amounts required to satisfy any withholding tax obligations. In the event that the Corporation does not have sufficient cash with respect to any such holder from withholding on cash payments otherwise payable to such holder and cash paid to the Corporation by such holder to the Corporation pursuant to the immediately preceding sentence, the Corporation and its paying agent shall be entitled to withhold taxes on deemed payments, including PIK Dividends and constructive distributions, on the Series C Preferred Stock to the extent required by law, and the Corporation and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments) through a sale of a portion of the Series C Preferred Stock received as a PIK Dividend or from cash dividends or sales proceeds subsequently paid or credited on the Series C Preferred Stock.

[*Remainder of Page Intentionally Blank; Signature Page Follows*]

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IN WITNESSS WHEREOF, the undersigned officer, for and on behalf of Applied Blockchain, Inc., has signed this Certificate of Designations this 15th day of April, 2021.

Wesley Cummins, CEO

[Signature Page to Certificate of Designations]

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BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/14/2022

Work Order Item Number:	W2022111400480-2510962
Filing Number:	20222755529
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	11/14/2022 9:29:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: C13283-2001

Entity Name: Applied Digital Corporation

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CAPITOL CORPORATE SERVICES, INC.
202 SOUTH MINNESOTA STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

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Filed in the Office of	Business Number C13283-2001
Barbara K. Cegavske	Filing Number 20222755529
Secretary of State State Of Nevada	Filed On 11/14/2022 9:29:00 AM
	Number of Pages 3

DocuSign Envelope ID: 3B244D46-47FD-4894-846C-3739C242E86A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of entity as on file with the Nevada Secretary of State:

Applied Blockchain, Inc.

Entity or Nevada Business Identification Number (NVID): NV20011309405

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80.8%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

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DocuSign Envelope ID: 3B244D46-47FD-4894-846C-3739C242E86A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) FIRST. The name of this corporation is Applied Digital Corporation. (attach additional page(s) if necessary)
6. Signature: (Required)	X David Rench — Signature of Officer or Authorized Signer; CFO and Treasurer — Title X ______ Signature of Officer or Authorized Signer; Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

https://www.sec.gov/Archives/edgar/data/1144879/000114487922000081/applieddigitalcorporatio.htm

12/27/22, 11:43 AM applieddigitalcorporatio

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Name Reservation - Filing Acknowledgement

10/19/2022

Work Order Item Number:	W2022101900468 - 2457475
Filing Number:	20222698990
Filing Type:	Name Reservation
Filing Date/Time:	10/19/2022 09:18:47 AM
Filing Page(s):	1
Entity Number:	E26989922022-2

Indexed Entity Information:

Name: Applied Digital Corporation **Reservation ID:** NR20221019-18633

Name Reservation Expiration Date : 01/17/2023

N/A

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

https://www.sec.gov/Archives/edgar/data/1144879/000114487922000081/applieddigitalcorporatio.htm

12/27/22, 11:43 AM applieddigitalcorporatio

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Applied Digital Corporation

Nevada Business Identification # NV20011309405
Expiration Date: 05/31/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/14/2022.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202211143157511
You may verify this certificate online at http://www.nvsos.gov

https://www.sec.gov/Archives/edgar/data/1144879/000114487922000081/applieddigitalcorporatio.htm